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                                                                   Exhibit 10.30

                           FORM MASTER LEASE AGREEMENT

                           DATED AS OF JANUARY 1, 2005

                                      WITH

                       BARCLAY HOSPITALITY SERVICES, INC.,

                           OUR TAXABLE REIT SUBSIDIARY

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                             MASTER LEASE AGREEMENT

     THIS MASTER LEASE AGREEMENT (hereinafter called "Master Lease"), made as of the 1st day of January, 2005, by and between Winston SPE II LLC, a Delaware limited liability company (hereinafter called "Lessor"), and Barclay Hospitality Services, Inc., a Delaware corporation (hereinafter called "Lessee"), provides as follows.

                                   WITNESSETH:

     WHEREAS, Lessor and Lessee desire to enter into this Master Lease related to the properties listed on Exhibit A attached hereto.

                                   AGREEMENT:

     NOW, THEREFORE, Lessor, in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased Property (as defined below).

                                    ARTICLE I

     Section 1.1. Leased Property.

     The Leased Property is comprised of Lessor's interest in the following:

          (a) each parcel of land or ground leasehold interest described on Exhibit A attached hereto and by reference incorporated herein (the "Land");

          (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and offsite), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements");

          (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

          (d) all equipment, machinery, fixtures, and other items of property required for or incidental to the use of the Leased Improvements as hotels, including all components thereof, now and hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby

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deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures");

          (e) all furniture and furnishings and all other items of personal property (excluding Inventory and personal property owned by Lessee) located on, and used in connection with, the operation of the Leased Improvements as hotels, together with all replacements, modifications, alterations and additions thereto;

          (f) all existing leases of space within the Leased Property (including any security deposits or collateral held by Lessor pursuant thereto); and

          (g) the rights of Lessor in any Franchise Agreement with respect to the Leased Improvements.

THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AND SUBJECT TO ALL THE RIGHTS OF PARTIES IN POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS OF RECORD INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS, THE LIEN OF FINANCING INSTRUMENTS, MORTGAGES, DEEDS OF TRUST AND SECURITY DEEDS, AND INCLUDING OTHER MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

     Section 1.2.

     The term of this Master Lease shall be five (5) years (the "Term") from the date hereof. Provided there are no uncured Events of Default hereunder on the part of Lessee, Lessor and Lessee agree to negotiate for an extension of the Term for an additional five (5) year period based on market conditions existing as of the expiration of the Term. Lessor and Lessee agree to attempt to reach agreement on the terms and provisions of such extension, if any, within one hundred twenty (120) days prior to the expiration of the Term.

                                   ARTICLE II

     Section 2.1. Definitions.

     For all purposes of this Master Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as are at the time applicable, (c) all references in this Master Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Master Lease and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Master Lease as a whole and not to any particular Article, Section or other subdivision.


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     Section 2.2. Additional Charges.

     As defined in Section 3.3.

     Section 2.3. Affiliate.

     As used in this Master Lease, the term "Affiliate" of a person shall mean
(a) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (b) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such person, or (c) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

     Section 2.4. Annual Budget.

     As used in this Master Lease, the term "Annual Budget" shall mean an operating and capital budget prepared by Lessee and delivered to Lessor in accordance with Section 3.6.

     Section 2.5. Award.

     As defined in Section 15.1(c).

     Section 2.6. Base Rate.

     The prime rate of interest announced publicly by Citibank, N.A., in New York, New York, from time to time. If no such rate is announced or becomes discontinued, then such other rate as Lessor and Lessee mutually agree upon.

     Section 2.7. Base Rent.

     As defined in Article III.

     Section 2.8. Business Day.

     Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of New York, New York, or in the municipality wherein the applicable Leased Property is located are closed.


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     Section 2.9. Capital Expenditures.

     As used in this Master Lease, the term "Capital Expenditures" shall mean expenditures for capital improvements to the Leased Property and replacement or refurbishing of the Improvements, Fixtures, Furniture and Equipment and of other equipment and systems that constitute portions of the Leased Property in connection with its Primary Intended Use, and the cost of all approvals, licenses, permits and other authorizations necessary to complete such improvements, replacements and refurbishings, all as designated as capital improvements by and determined in accordance with generally accepted accounting principles.

     Section 2.10. Capital Impositions.

     Taxes, assessments or similar charges imposed upon or levied against the Leased Property for the costs of public improvements, including, without limitation, roads, sidewalks, public lighting fixtures, utility lines, storm sewers, drainage facilities and similar improvements.

     Section 2.11. CERCLA.

     The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     Section 2.12. Code.

     The Internal Revenue Code of 1986, as amended.

     Section 2.13. Commencement Date.

     Shall mean the date hereof.

     Section 2.14. Competitive Set.

     As defined in the STR Reports. Lessor and Lessee shall work in good faith to determine any additions and deletions to a Hotel's Competitive Set, on or before November 15th of each Fiscal Year, with such changes to be applicable for the following Fiscal Year. In the event Lessor and Lessee cannot agree to a Hotel's Competitive Set by November 15th of any Fiscal Year, such unagreed items shall be determined by Smith Travel Research (or, if it refuses or is unable to do so, by arbitration pursuant to Article XXXIX). The costs of resetting a Hotel's Competitive Set shall be borne equally by the parties.

     Section 2.15. Condemnation, Condemnor.

     As defined in Section 15.1.

     Section 2.16. Consolidated Financials.

     For any fiscal year or other accounting period for Lessee and its consolidated subsidiaries, statements of earnings and retained earnings and cash flow and for the period from


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the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with generally accepted accounting principles and certified by Lessee's Chief Accounting Officer.

     Section 2.17. Master Lease.

     As defined in the preamble.

     Section 2.18. Intentionally Deleted.

     Section 2.19. Date of Taking.

     As defined in Section 15.1(b).

     Section 2.20. Eligible Independent Contractor.

     A management company that meets all of the following requirements:

          (a) The management company does not own, directly or indirectly, more than 35% of the outstanding stock of Winston Hotels, Inc.

          (b) If the management company is a corporation, no more than 35% of the total combined voting power of its outstanding stock (or 35% of the total shares of all classes of its outstanding stock) or, if it is not a corporation, no more than 35% of the ownership interest in its assets or net profits is owned, directly or indirectly, by one or more Persons owning 35% or more of the outstanding stock of Winston Hotels, Inc.

          (c) Neither Winston Hotels, Inc., Lessor, Lessee, nor any Affiliate thereof derives any income from the management company.

          (d) At the time that the management company enters into a management agreement with Lessee to operate the Leased Property, the management company (or any "related person" within the meaning of Section 856(d)(9)(F) of the Code) is actively engaged in the trade or business of operating "qualified lodging facilities" within the meaning of Section 856(d)(9)(D) of the Code for any Person who is not a "related person" within the meaning of Section 856(d)(9)(F) of the Code with respect to Winston Hotels, Inc. or Lessee (an "Unrelated Person"). For purposes of determining whether the requirement of this paragraph
(d) has been met, a management company shall be treated as being actively engaged in such a trade or business if the management company (i) derives at least 10% of both its profits and revenue from operating "qualified lodging facilities" within the meaning of Section 856(d)(9)(D) of the Code for Unrelated Persons or (ii) complies with any regulations or other administrative guidance under Section 856(d)(9) of the Code that provide a "safe harbor " rule with respect to the amount of hotel management business with Unrelated Persons that is necessary to qualify as an "eligible independent contractor" within the meaning such Code section.


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     Section 2.21. Encumbrance.

     As defined in Article XXXIV.

     Section 2.22. Environmental Authority.

     Any department, agency or other body or component of any Government that exercises any form of jurisdiction or authority under any Environmental Law.

     Section 2.23. Environmental Authorization.

     Any license, permit, order, approval, consent, notice, registration, filing or other form of permission or authorization required under any Environmental Law.

     Section 2.24. Environmental Laws.

     All applicable federal, state, local and foreign laws and regulations relating to pollution of the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include but are not limited to CERCLA, FIFRA, RCRA, SARA and TSCA.

     Section 2.25. Environmental Liabilities.

     Any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environmental Authority, the amount of any civil penalty or criminal fine, and any court costs and reasonable amounts for attorney's fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any Predecessor, the Leased Property or any property used therein and arising out of:

          (a) Failure of Lessee, Lessor, any Predecessor or the Leased Property to comply at any time with all Environmental Laws;

          (b) Presence of any Hazardous Materials in excess of allowable limits under any Environmental Laws on, in, under, at or in any way affecting the Leased Property;

          (c) A Release at any time of any Hazardous Materials on, in, at, under or in any way affecting the Leased Property;

          (d) Identification of Lessee, Lessor or any Predecessor as a potentially responsible party under CERCLA or under any Environmental Law similar to CERCLA;


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          (e) Presence at any time of any above-ground and/or underground storage tanks, as defined in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property or any adjacent site or facility; or

          (f) Any and all claims for injury or damage to persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property, or resulting from operation thereof or any adjoining property.

     Section 2.26. Event of Default.

     As defined in Section 16.1.

     Section 2.27. Existing Leases.

     As defined in the preamble on page 1.

     Section 2.28. Fair Market Rental.

     The fair market rental of the Leased Property means the rental which a willing tenant not compelled to rent would pay a willing landlord not compelled to lease for the use and occupancy of such Leased Property pursuant to the Master Lease for the Term in question, (a) assuming that Lessee is not in default thereunder and (b) determined in accordance with the appraisal procedures set forth in Article XXXIII or in such other manner as shall be mutually acceptable to Lessor and Lessee.

     Section 2.29. Fair Market Value.

     The fair market value of the Leased Property means an amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for such Leased Property, (a) assuming the same is unencumbered by this Master Lease, (b) determined in accordance with the appraisal procedures set forth in Article XXXIII or in such other manner as shall be mutually acceptable to Lessor and Lessee, (c) assuming that such seller must pay customary closing costs and title premiums, and (d) taking into account the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance that is assumed by the transferee. In addition, in determining the Fair Market Value with respect to damaged or destroyed Leased Property such value shall be determined as if such Leased Property had not been so damaged or destroyed.

     Section 2.30. FIFRA.

     The Federal Insecticide, Fungicide, and Rodenticide Act, as amended.

     Section 2.31. Fiscal Year.

     The 12-month period from January 1 to December 31.


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     Section 2.32. Fixtures.

     As defined in Section 1.1.

     Section 2.33. Franchise Agreement.

     Any franchise agreement or license agreement with a franchisor under which a Hotel is operated.

     Section 2.34. Furniture and Equipment.

     For purposes of this Master Lease, the terms "furniture and equipment" shall mean collectively all furniture, furnishings, wall coverings, fixtures and hotel equipment and systems located at, or used in connection with, a Hotel, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens and bars, if any, laundry and dry cleaning facilities, (ii) office equipment, (iii) dining room wagons, materials handling equipment, cleaning and engineering equipment, (iv) telephone and computerized accounting systems, and
(v) vehicles.

     Section 2.35. Government.

     The United States of America, any state, district or territory thereof, any foreign nation, any state, district, department, territory or other political division thereof, or any political subdivision of any of the foregoing.

     Section 2.36. Gross Operating Expenses.

     For purposes of this Master Lease, the term "Gross Operating Expenses" with respect to a Leased Property shall mean all salaries and employee expense and payroll taxes (including salaries, wages, bonuses and other compensation of all employees at the Leased Property, and benefits including life, medical and disability insurance and retirement benefits), expenditures described in Section
9.1 (other than Capital Expenditures), operational supplies, utilities, insurance to be provided by Lessee under the terms of this Master Lease, governmental fees and assessments, food, beverages, laundry service expense, the cost of Inventories and fixed asset supplies, license fees, advertising, marketing, reservation systems and any and all other operating expenses as are reasonably necessary for the proper and efficient operation of the Leased Property incurred by Lessee in accordance with the provisions hereof (excluding, however, (i) federal, state and municipal excise, sales and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes paid over to federal, state or municipal governments, (ii) the cost of insurance to be provided under Article XIII, (iii) expenditures by Lessor for Real Estate Taxes and Personal Property Taxes, (iv) payments on any Mortgage or other mortgage or security instrument on the Leased Property, and
(v) depreciation or amortization; all determined in accordance with generally accepted accounting principles and the Uniform System. No part of Lessee's central office overhead or general or administrative expense (as opposed to that of the Leased Property) shall be deemed to be a part of Gross


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Operating Expenses, as herein provided; provided that centralized services provided to the Leased Property but performed at Lessee's central office shall be included in Gross Operating Expenses. Reasonable out-of-pocket expenses of Lessee incurred for the account of or in connection with the Hotel operations, including but not limited to postage, telephone charges and reasonable travel expenses of employees, officers and other representatives and consultants of Lessee and its Affiliates, shall be deemed to be a part of Gross Operating Expenses and such persons shall be afforded reasonable accommodations, food, beverages, laundry, valet and other such services by and at the Leased Property without charge to such persons or Lessee.

     Section 2.37. Gross Operating Profit.

     Gross Operating Profit with respect to a Leased Property shall mean, for any Fiscal Year, the excess of Gross Revenues for such Fiscal Year over Gross Operating Expenses for such Fiscal Year.

     Section 2.38. Gross Revenues.

     All revenues, receipts, and income of any kind derived directly or indirectly by Lessee from or in connection with a Leased Property (including rentals or other payments from tenants, lessees, licensees or concessionaires but not including their gross receipts) whether on a cash basis or credit, paid or collected, determined in accordance with generally accepted accounting principles and the Uniform System, excluding, however: (i) funds furnished by Lessor, (ii) federal, state and municipal excise, sales, and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes and paid over to federal, state or municipal governments, (iii) gratuities, (iv) proceeds of insurance and condemnation, (v) proceeds from sales other than sales in the ordinary course of business, (vi) all loan proceeds from financing or refinancings of the Leased Property or interests therein or components thereof, (vii) judgments and awards, except any portion thereof arising from normal business operations of the hotel, and (viii) items constituting "allowances" under the Uniform System, (ix) the cost of meals to Lessee's employees, and the cost of charitable, promotional and other complimentary meals given by Lessee in the ordinary course of business and in accordance with its normal policies for giving such meals, as is customary for similar operations and (x) receipts for returns to shippers, manufacturers or suppliers.

     Section 2.39. Hazardous Materials.

     All chemicals, pollutants, contaminants, wastes and toxic substances, including without limitation:

          (a) Solid or hazardous waste, as defined in RCRA or in any Environmental Law;

          (b) Hazardous substances, as defined in CERCLA or in any Environmental Law;


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          (c) Toxic substances, as defined in TSCA or in any Environmental Law;

          (d) Insecticides, fungicides, or rodenticides, as defined in FIFRA or in any Environmental Law; and

          (e) Gasoline or any other petroleum product or byproduct, polychlorinated biphenols, asbestos and urea formaldehyde.

     Section 2.40. Hotel.

     Each hotel and/or other facility offering lodging and other services or amenities being operated or proposed to be operated on the Leased Property as listed on Exhibit A attached hereto.

     Section 2.41. Impositions.

     Collectively, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or its business conducted upon the Leased Property), assessments (including, without limitation, all assessments under private covenants and for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on or with respect to or be a lien upon (a) Lessor's interest in the Leased Property, (b) the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person, or (2) any net revenue tax of Lessor or any other person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (4) any single business, gross receipts (other than a tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor, except to the extent that any tax, assessment, tax levy or charge that Lessee is obligated to pay pursuant to the first sentence of this definition and that is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

     Section 2.42. Indemnified Party.

     Either of a Lessee Indemnified Party or a Lessor Indemnified Party.


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     Section 2.43. Indemnifying Party.

     Any party obligated to indemnify an Indemnified Party pursuant to Section
8.3 or Article XXII.

     Section 2.44. Insurance Requirements.

     All terms of any insurance policy required by this Master Lease and all requirements of the issuer of any such policy.

     Section 2.45. Inventory.

     All "Inventories of Merchandise" and "Inventories of Supplies" as defined in the Uniform System, including, but not limited to, linens and other non-depreciable personal property.

     Section 2.46. Land.

     As defined in Article I.

     Section 2.47. Leased Improvement, Leased Property.

     Each as defined in Article I.

     Section 2.48. Legal Requirements.

     All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use or alteration thereof (whether by Lessee or under Lessee's control), whether or not hereafter enacted and in force, including (a) all laws, rules or regulations pertaining to the environment, occupational health and safety and public health, safety or welfare, and (b) any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property or (2) in any way adversely affect the use and enjoyment thereof; and all permits, licenses and authorizations and regulations relating thereto and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

     Section 2.49. Lending Institution.

     Any insurance company, credit company, federally insured commercial or savings bank, national banking association, savings and loan association, employees welfare, pension or retirement fund or system, corporate profit sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, such trust having a net worth of at least $10,000,000.


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     Section 2.50. Lessee.

     As defined in the preamble.

     Section 2.51. Lessee Indemnified Party.

     Lessee, any Affiliate of Lessee, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a stockholder's interest) in Lessee, the officers, directors, partners, members, stockholders, employees, agents and representatives of Lessee and any corporate stockholder, agent, or representative of Lessee, and the respective heirs, personal representatives, successors and assigns of any such officer, director, partner, member, stockholder, employee, agent or representative.

     Section 2.52. Lessee's Personal Property.

     As defined in Section 6.2.

     Section 2.53. Lessor.

     As defined in the Preamble.

     Section 2.54. Lessor Indemnified Party.

     Lessor, any Affiliate of Lessor, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a stockholder's or partnership interest) in Lessor, the officers, directors, partners, members, stockholders, employees, agents and representatives of the general partner of Lessor and any partner, agent, or representative of Lessor, and the respective heirs, personal representatives, successors and assigns of any such officer, director, partner, member, stockholder, employee, agent or representative.

     Section 2.55. Management Agreement.

     The agreement(s) pursuant to which the Manager(s) operate the Leased Property.

     Section 2.56. Manager.

     As defined in Section 19.3.

     Section 2.57. Notice.

     A notice given pursuant to Article XXXII.


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     Section 2.58. Officer's Certificate.

     A certificate of Lessee reasonably acceptable to Lessor, signed by the chief accounting officer or another officer authorized so to sign by the board of directors or by-laws of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any such officer.

     Section 2.59. Overdue Rate.

     On any date, a rate equal to the Base Rate plus 2% per annum, but in no event greater than the maximum rate then permitted under applicable law.

     Section 2.60. Payment Date.

     Any due date for the payment of any installment of Base Rent.

     Section 2.61. Percentage Rent.

     As defined in Section 3.1(b).

     Section 2.62. Person.

     Any Government, natural person, corporation, general or limited partnership, limited liability company, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other entity.

     Section 2.63. Personal Property Taxes.

     All personal property taxes imposed on the furniture, furnishings or other items of personal property located on, and used in connection with, the operation of the Leased Improvements as a hotel (other than Inventory and other personal property owned by Lessee), together with all replacement, modifications, alterations and additions thereto.

     Section 2.64. Predecessor.

     Any Person whose liabilities arising under any Environmental Law have or may have been retained or assumed by Lessee, either contractually or by operation of law, relating to the Leased Property.

     Section 2.65. Primary Intended Use.

     As defined in Section 7.2(b).

     Section 2.66. Proceeding.

     Any judicial action, suit or proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal), any investigation by a governmental authority or entity


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(including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

     Section 2.67. Quarterly Revenues Computations.

     As defined in Exhibit C attached hereto.

     Section 2.68. RCRA.

     The Resource Conservation and Recovery Act, as amended.

     Section 2.69. Real Estate Taxes.

     All real estate taxes, including general and special assessments, if any, which are imposed upon the Land, and any improvements thereon.

     Section 2.70. Release.

     A "Release" as defined in CERCLA or in any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

     Section 2.71. Rent.

     Collectively, the Base Rent, Percentage Rent and Additional Charges.

     Section 2.72. Room Revenues.

     Gross Revenue from the rental of guestrooms, whether to individuals, groups or transients, at a Hotel, excluding the following:

          (a) the amount of all credits, rebates or refunds to customers, guests or patrons;

          (b) all sales taxes or any other taxes imposed on the rental of such guest rooms; and

          (c) any fees collected for amenities including, but not limited to: telephone, laundry, movies or concessions.

     Section 2.73. SARA.

     The Superfund Amendments and Reauthorization Act of 1986, as amended.

     Section 2.74. State.

     The State or Commonwealth of the United States in which the Leased Property is located.

     Section 2.75. Subsidiaries.

     Persons in which a party owns, directly or indirectly, more than 50% of the voting stock or control, as applicable (individually, a "Subsidiary").

     Section 2.76. Taking.

     A taking or voluntary conveyance during the Term of all or part of a Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

     Section 2.77. Term.

     As defined in Section 1.2.

     Section 2.78. TSCA.

     The Toxic Substances Control Act, as amended.

     Section 2.79. Uneconomic for its Primary Intended Use.

     A state or condition of a Leased Property such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, the Leased Property cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the number of usable rooms and projected revenues, such that Lessee intends to, and shall, complete the cessation of operations from the Leased Property.

     Section 2.80. Uniform System.

     Shall mean the Uniform System of Accounts for Hotels (9th Revised Edition,
1996) as published by the Hotel Association of New York City, Inc., as same may hereafter be revised.

     Section 2.81. Unsuitable for its Primary Intended Use.

     A state or condition of a Leased Property such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, due to casualty damage or loss through Condemnation, the Leased Property cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel.

                                   ARTICLE III

     Section 3.1. Rent.

     With respect to each Hotel, Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, in immediately available funds, at Lessor's address set forth in Article XXXII hereof or at such other place or to such other Person, as Lessor from time to time may designate in a Notice, all Base Rent, Percentage Rent and Additional Charges, during the Term, as follows:

          (a) Base Rent: An annual sum in the amount set forth on Exhibit A hereto as the "Base Rent" for each Leased Property, payable in arrears in equal, consecutive monthly installments, on or before the tenth day of each calendar month during the Term; provided, however, that the first and last monthly payments of Base Rent shall be pro rated as to any partial month (subject to adjustment as provided in Sections 5.2, 14.5, 15.3, 15.5, and 15.6); and

          (b) Percentage Rent: For each Fiscal Year during the Term commencing with the Fiscal year in which the Commencement Date occurs, Tenant shall pay percentage rent ("Percentage Rent") quarterly, on or before the 15th day following the end of each calendar quarter in each Fiscal Year, in an amount calculated by the following formula:

               The amount equal to the Quarterly Revenues Computation

     less

               an amount equal to the Base Rent paid year to date for the applicable Fiscal Year less

               an amount equal to Percentage Rent paid year to date for the applicable Fiscal Year equals

               Percentage Rent for the applicable quarter.

     In the event any Term begins and ends in the middle of a calendar year, the foregoing formula shall be applied as if the first calendar year had only the number of calendar months within the initial Fiscal Year which are within the Term and the last calendar year had only the number of calendar months within the last Fiscal Year which are within the Term. If less than all of a calendar month falls within any Term, the Percentage Rent for that month shall equal (i) the Percentage Rent calculated as indicated above multiplied by (ii) a fraction equal to (A) the number of days in the month that fall within the Term divided by (B) the total number of days in the month.

          (c) Officer's Certificates. Additionally, an Officer's Certificate shall be delivered to Lessor quarterly, together with such quarterly Percentage Rent payment, setting forth the calculation of such rent payment for such quarter within 15 days after each of the first three quarters of each Fiscal Year (or part thereof) in the Term. Such quarterly payments shall be based on the formula set forth in Section 3.1(b). There shall be no reduction in the Base Rent regardless of the result of the Quarterly Revenues Computations.

     In addition, on or before February 15 of each year, Lessee shall deliver to Lessor an Officer's Certificate reasonably acceptable to Lessor setting forth the computation of the actual Percentage Rent that accrued for each quarter of the Fiscal Year that ended on the immediately preceding December 31 and shall pay to Lessor Percentage Rent, if due and payable, for the last quarter of the applicable Fiscal Year. Additionally, if the annual Percentage Rent due and payable for any Fiscal Year (as shown in the applicable Officer's Certificate) exceeds the amount actually paid as Percentage Rent by Lessee for such year, Lessee also shall pay such excess to Lessor at the time such certificate is delivered. If the Percentage Rent actually due and payable for such Fiscal Year is shown by such certificate to be less than the amount actually paid as Percentage Rent for the applicable Fiscal Year, Lessor, at its option, shall reimburse such amount to Lessee or credit such amount against subsequent months' Base Rent and, to the extent necessary, subsequent quarters' Percentage Rent payments. Any such credit to Base Rent shall not be applied for purposes of calculating Percentage Rent payable for any subsequent quarter.

     Any difference between the annual Percentage Rent due and payable for any Fiscal Year (as shown in the applicable Officer's Certificate or as adjusted pursuant to Section 3.3) and the total amount of quarterly payments for such Fiscal Year actually paid by Lessee as Percentage Rent, whether in favor of Lessor or Lessee, shall bear interest at the Overdue Rate, which interest shall accrue from the due date of the last quarterly payment for the Fiscal Year until the amount of such difference shall be paid or otherwise discharged. Any such interest payable to Lessor shall be deemed to be and shall be payable as Additional Charges.

     The obligation to pay Percentage Rent shall survive the expiration or earlier termination of the Term, and a final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Percentage Rent accrued prior to such termination date, and Lessee's good faith best estimate of the amount of any unresolved contractual allowances, shall be made not later than two years after such expiration or termination date, but Lessee shall advise Lessor within 60 days after such expiration or termination date of Lessee's best estimate at that time of the approximate amount of such adjustments, which estimate shall not be binding on Lessee or have any legal effect whatsoever.

     Section 3.2. Confirmation of Percentage Rent.

     Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices, and in accordance with generally accepted accounting principles and the Uniform System, that will accurately record all data necessary to compute Percentage Rent, and Lessee shall retain, for at least four (4) years after the expiration of each Fiscal Year, reasonably adequate records conforming to such accounting system showing all data necessary to compute Percentage Rent for the applicable Fiscal Years. Lessor, at its expense (except as provided hereinbelow), shall have the right from time to time by its accountants or representatives to audit the information that formed the basis for the data set forth in any Officer's Certificate provided by Lessee and to examine all Lessee's records (including supporting data and sales and excise tax returns and franchise reports) reasonably required to verify Percentage Rent (and for no other purpose), subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements. If any such audit discloses a deficiency in the payment of Percentage Rent, and either Lessee agrees with the result of such audit or the matter is otherwise determined or compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency, as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; provided, however, that as to any audit that is commenced more than two (2) years after the date Percentage Rent for any Fiscal Year is reported by Lessee to Lessor, the deficiency, if any, with respect to such Percentage Rent shall bear interest at the Overdue Rate only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee, in which case interest at the Overdue Rate will accrue from the date such payment should have been made to the date of payment thereof. If any such audit discloses that the Percentage Rent actually due from Lessee for any Fiscal Year exceeds that reported by Lessee by more than 3%, Lessee shall pay the cost of such audit and examination. Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties and except further that Lessor may disclose such information to prospective lenders. The obligations of Lessee contained in this Section shall survive the expiration or earlier termination of this Master Lease.

     Section 3.3. Additional Charges.

     In addition to the Base Rent and Percentage Rent, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions that Lessee assumes or agrees to pay under this Master Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of this Section 3.3, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section 3.3 being additional rent hereunder and being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Master Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent. If any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Master Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

     Section 3.4. Rent Payable Without Deduction.

     The Rent shall be paid so that this Master Lease shall yield to Lessor the full amount of the installments of Base Rent, Percentage Rent and Additional Charges throughout the Term with respect to each Hotel, all as more fully set forth in Article V, but subject to any other provisions of this Master Lease that expressly provide for adjustment or abatement of Rent or other charges or expressly provide that certain expenses or maintenance (including Capital Expenditures, Real Estate Taxes, Personal Property Taxes and Capital Impositions) shall be paid or performed by Lessor. In order that each Hotel yield the maximum amount of Rent under this Master Lease, Lessee does hereby covenant and agree that it shall not barter or trade for goods or services from providers thereof to the Hotel in exchange for free or reduced rates for guestrooms or other goods and services provided by or at the Hotel for its guests.

     Section 3.5. Conversion of Property.

     If, during the Term, Lessee desires to provide food and beverage operations at a Hotel which differ materially from the food and beverage operations provided at the commencement of the Term (for example, eliminating full service food and beverage operations), Lessee shall give notice of such desire to Lessor. Lessor and Lessee shall then commence negotiations to adjust Rent to reflect the proposed change to the operation of the Hotel, each acting reasonably and in good faith. All other terms of this Master Lease will remain substantially the same. During negotiations, which shall not extend beyond 60 days, Lessee shall not "convert" the Hotel and shall continue fulfilling its obligations under the existing terms of this Master Lease. If no agreement is reached after such 60-day period, Lessee shall withdraw such notice and this Master Lease shall continue in full force.

     Section 3.6. Annual Budget.

     Lessee shall submit the following Budgets to Lessor with respect to each
Hotel:

          (a) Not later than sixty (60) days prior to the commencement of a Fiscal Year, a projection of Gross Revenues for such Fiscal Year.

          (b) Not later than thirty (30) days prior to the commencement of a Fiscal Year, an operating budget ("Annual Budget") prepared in accordance with this Section 3.6(b). The Annual Budget shall be prepared in good faith and otherwise in accordance with the Uniform System to the extent applicable and shall show by month and quarter and for the full Fiscal Year in the degree of detail specified by the Uniform System, the following:

               (i) Lessee's reasonable estimate of Gross Revenues (including room rates and Room Revenues ), Gross Operating Expenses, and Gross Operating Profits for the forthcoming Fiscal Year itemized on schedules on a monthly basis as approved by Lessor and Lessee, as same may be revised or replaced from time to time by Lessee and approved by Lessor, together with the assumptions, in narrative form, forming the basis of such schedules.

               (ii) A reasonable estimate of the amounts to be dedicated to routine, non-capital repair and maintenance; and

               (iii) A cash flow projection.

               (iv) Lessee's reasonable estimate of Percentage Rent by month for the Fiscal Year, and

               (v) A narrative description of the program for advertising and marketing the Hotel for the forthcoming Fiscal Year containing a detailed budget itemization of the proposed advertising expenditures by category and the assumptions, in narrative form, forming the basis of such budget itemizations.

          (c) Not later than thirty (30) days prior to the commencement of a Fiscal Year, a capital budget ("Capital Budget") (which shall not exceed five percent (5%) of the estimated Room Revenues except to the extent otherwise required in Article XXXVIII), containing a description in reasonable detail of the proposed Capital Improvements and an estimate of all amounts Lessor will be requested to provide for Capital Improvements to the Hotel or any of its components for the Fiscal Year. The Capital Budget shall be prepared in accordance with the Uniform System to the extent applicable.

     Section 3.7. Approval of Capital Budget.

     Within thirty (30) days following submission of the Capital Budget to Lessor, Lessor shall give Lessee written notice either (a) that Lessor approves the Capital Budget (which approval may not be unreasonably withheld, conditioned or delayed) or (b) indicating with reasonable specificity the respects in which Lessor objects to the Capital Budget. In the latter event, Lessor and Lessee shall act promptly, reasonably and in good faith to seek to resolve Lessor's objections. In the event Lessor fails to deliver the notice set forth in this section, within the required time period, the Capital Budget shall be deemed approved. Lessee, in its sole discretion, may designate proposed capital projects as "mandatory" projects in an aggregate amount not in excess of twenty-five percent (25%) of the Capital Budget, which mandatory projects shall not be subject to Lessor's approval. In the event that Lessor and Lessee fail to reach agreement with respect to the Capital Budget within thirty (30) days after receipt of Lessor's written notice, Lessee and Lessor shall refer any disputed Capital Budget matter to arbitration using procedures set forth in Article XXXIX hereto and each party shall endeavor to cause such arbitration to be completed as quickly as possible, but in any event not later than six (6) months following referral to arbitration. While any arbitration is pending, Lessee shall continue to operate the Hotel in accordance with the terms of this Master Lease, including without limitation, making all Capital Expenditures for approved portions of the Capital Budget and mandatory projects to the extent such mandatory projects are included in the Capital Budget. Lessor shall be obligated to make all Capital Expenditures which are required pursuant to a Capital Budget which has been approved or deemed approved in accordance with the procedures set forth above.

     Section 3.8. Approval of Annual Budget.

     Within thirty (30) days following submission of the Annual Budget to Lessor, Lessor shall give Lessee written notice either (a) that Lessor approves the Annual Budget (which approval may not be unreasonably withheld, conditioned or delayed) or (b) indicating with reasonable specificity the respects in which Lessor objects to the Annual Budget. In the latter event, Lessor and Lessee shall act promptly, reasonably and in good faith to seek to resolve Lessor's objections. In the event that Lessor and Lessee fail to reach agreement with respect to the Annual Budget within thirty (30) days after receipt of Lessor's written notice, any contested matter within the Annual Budget then remaining shall be submitted to arbitration in accordance with the procedure therefor set forth in Article XXXIX of this Master Lease. In the event Lessor fails to deliver the notice set forth in this Section within the required period of time, the Annual Budget submitted by Lessee to Lessor shall be deemed approved.

     Section 3.9. Capital Projects.

          (a) The selection of all design professionals and contractors for material capital projects (i.e., in excess of $25,000) shall be made by Lessor, subject to approval by Lessee (which approval may not be unreasonably withheld, conditioned or delayed).

          (b) Lessor may require that all contracts in connection with capital projects in excess of $25,000 be subject to competitive bidding procedures reasonably acceptable to Lessor. Lessor shall also have the right to review and approve all material contract bids (i.e., in excess of $25,000) whether competitively bid or not. Lessor may also retain, at its sole cost and expense, an inspecting architect or engineer to monitor costs, time, quality and performance for all capital projects.

          (c) Lessor shall provide at its expense all materials and services for capital projects. Lessee may bid on such services, but Lessor shall not be obligated to accept Lessee's bid.

          (d) Notwithstanding anything in the foregoing which may be construed to the contrary, Lessee shall have no obligation to perform any such capital projects unless Lessee agrees to perform and be responsible for same in accordance with a written agreement therefor between Lessor and Lessee.

     Section 3.10. Books and Records.

     Lessee shall keep full and adequate books of account and other records reflecting the results of operation of each Hotel on an accrual basis, all in accordance with the Uniform System and generally accepted accounting principles to the extent applicable and the obligations of Lessee under this Master Lease. The books of account and all other records relating to or reflecting the operation of the Hotel shall be kept either at the Hotel or at Lessee's executive offices and shall be available to Lessor and its representatives and its auditors or accountants, at all reasonable times for examination, audit, inspection, and transcription. All of such books and records pertaining to the Hotel including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessor and shall not be removed from the Hotel or Lessee's executive offices without Lessor approval.

                                   ARTICLE IV

     Section 4.1. Payment of Impositions.

     Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions (other than Real Estate Taxes, Personal Property Taxes and Capital Impositions) before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessor will pay, or cause to be paid, all Real Estate Taxes, Personal Property Taxes and Capital Impositions before they become delinquent. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term (subject to Lessee's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes, Real Estate Taxes, Personal Property Taxes, Capital Impositions and taxes on its capital stock, and Lessee, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have occurred and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. Lessee shall file all Personal Property Tax returns in such jurisdictions where it is legally required to so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property. Where Lessor is legally required to file Personal Property Tax returns, Lessee shall provide Lessor with copies of assessment notices in sufficient time for Lessor to file a protest. Lessor may, upon notice to Lessee, at Lessor's option and at Lessor's sole expense, protest, appeal, or institute such other proceedings (in its or Lessee's name) as Lessor may deem appropriate to effect a reduction of real estate or personal property assessments for those Impositions to be paid by Lessor, and Lessee, at Lessor's expense as aforesaid, shall fully cooperate with Lessor in such protest, appeal, or other action. Lessor hereby agrees to indemnify, defend, and hold harmless Lessee from and against any claims, obligations, and liabilities against or incurred by Lessee in connection with such cooperation. Billings for reimbursement of Personal Property Taxes by Lessee to Lessor shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon notice to Lessee, shall control any such activity, which shall then go forward at Lessor's sole expense. Upon such notice, Lessee, at Lessor's expense, shall cooperate fully with such activities.

     Section 4.2. Notice of Impositions.

     Lessor shall give prompt Notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, provided that Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice of any Imposition which it is obligated to pay during the first taxing period applicable thereto and Lessor will pay any interest, penalty or fine caused by Lessor's failure to give such Notice.

     Section 4.3. Adjustment of Impositions.

     Impositions payable by Lessee imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

     Section 4.4. Utility Charges.

     Lessee will be solely responsible for obtaining and maintaining utility services to the Leased Property and will pay or cause to be paid all charges for electricity, gas, oil, water, sewer and other utilities used in the Leased Property during the Term.

     Section 4.5. Insurance Premiums.

     To the extent provided in Section 13.1(b), Lessor and Lessee will pay or cause to be paid all premiums for the insurance coverages required to be maintained by it under Article VIII.

     Section 4.6. Franchise Fees.

     Lessee will pay or cause to be paid in a timely manner all franchise fees due and owing in accordance with the terms and conditions of the Franchise Agreement.

                                    ARTICLE V

     Section 5.1. No Termination, Abatement, etc.

     Except as otherwise specifically provided in this Master Lease, and except for loss of the Franchise Agreement solely by reason of any action or inaction by Lessor, Lessee, to the extent permitted by law, shall remain bound by this Master Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or setoff against the Rent, nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) any claim which Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Master Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (c) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (d) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Except in the event of a constructive eviction of Lessee from a Leased Property for any reason other than an Event of Default, Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (1) modify, surrender or terminate this Master Lease or quit or surrender the Leased Property or any portion thereof, or (2) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Master Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Master Lease or by termination of this Master Lease other than by reason of an Event of Default.

     Section 5.2. Abatement Procedures.

     In the event of a partial Taking of a Leased Property as described in
Section 15.5, the Master Lease shall not terminate with respect to the affected Leased Property, but the Base Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, or the revenues affected by such partial Taking. If Lessor and Lessee are unable to agree upon the amount of such abatement within 30 days after such partial Taking, the matter may be submitted by either party to arbitration pursuant to the arbitration procedures set forth in Article XXXIX.

                                   ARTICLE VI

     Section 6.1. Ownership of the Leased Property.

     Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Master Lease.

     Section 6.2. Lessee's Personal Property.

     Lessee will acquire, own, maintain and replace throughout the Term such Inventory as is required to operate the Leased Property in the manner contemplated by this Master Lease. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property (including Inventory) owned by Lessee. Lessee, at the commencement of the Term, and from time to time thereafter, shall provide Lessor with an accurate list of all such items of Lessee's personal property (collectively, including Inventory, the "Lessee's Personal Property"). Lessee may, subject to the first sentence of this Section 6.2 and the conditions set forth below, remove any of Lessee's Personal Property set forth on such list at any time during the Term or upon the expiration or any prior termination of the Term. All of Lessee's Personal Property, other than Inventory, not removed by Lessee within thirty (30) days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, restore the Leased Property to the condition required by Section 9.1(d), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor.

     Upon the expiration or earlier termination of the Term with respect to a Leased Property, Lessor shall have the option to purchase all (but not less than all) of Lessee's Personal Property on hand at the Leased Property at the time of such expiration or termination for a sale price (payable in cash on the expiration date of this Master Lease) equal to the fair market value thereof.

     Except as hereinafter set forth, Lessee may make such financing arrangements, title retention agreements, leases or other agreements with respect to Lessee's Personal Property as it sees fit provided that Lessee first advises Lessor of any such arrangement and such arrangement expressly provides that in the event of Lessee's default thereunder, Lessor (or its designee) may assume Lessee's obligations and rights under such arrangement. Lessee shall have the right to lease a van for the purposes of providing shuttle service to hotel guests; provided that the terms and conditions of such lease are approved by Lessor and any secured lender with respect to the Leased Property.

     Section 6.3. Lessor's Lien.

     To the fullest extent permitted by applicable law, Lessor is granted a lien and security interest on all Lessee's Personal Property now or hereinafter placed in or upon the Leased Property, and such lien and security interest shall remain attached to such Lessee's Personal Property until payment in full of all Rent and satisfaction of all of Lessee's obligations hereunder that are outstanding on such date; provided, however, Lessor shall subordinate its lien and security interest to that of any non-Affiliate of Lessee which finances such Lessee's Personal Property or any non-Affiliate conditional seller of such Lessee's Personal Property, the terms and conditions of such subordination to be satisfactory to Lessor in the exercise of reasonable discretion. Lessee shall, upon the request of Lessor, execute such financing statements or other documents or instruments reasonably requested by Lessor to perfect the lien and security interests herein granted.

                                   ARTICLE VII

     Section 7.1. Condition of the Leased Property.

     Lessee acknowledges receipt and delivery of possession of the Leased Property as of the Commencement Date and that Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN TO THE CONTRARY, LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT LESSEE TAKES THE LEASED PROPERTY SUBJECT TO ALL SUCH RISKS. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Provided, however, to the extent permitted by law, Lessor hereby assigns to Lessee all of Lessor's rights to proceed against any predecessor in title other than Lessee (or an Affiliate of Lessee which conveyed the Property to Lessor) for breaches of warranties or representations or for latent defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's name, all at Lessee's sole cost and expense. Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any claims, obligations and liabilities against or incurred by Lessor in connection with such cooperation.

     Section 7.2. Use of the Leased Property.

          (a) Lessee covenants that it will (with Lessor's commercially reasonable cooperation to the extent necessary and required) proceed with all due diligence and will exercise its commercially reasonable efforts to obtain and to maintain all approvals needed to use and operate the Leased Property under applicable local, state and federal law.

          (b) Lessee shall use or cause to be used each Leased Property only as a hotel facility, and for such other uses as may be necessary or incidental to such use or such other use as otherwise approved by Lessor (the "Primary Intended Use"). Lessee shall not use any Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent may be granted, denied or conditioned in Lessor's reasonable discretion. No use shall be made or permitted to be made of any Leased Property, and no acts shall be done, which will cause the cancellation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property, except that Lessee shall have no obligation to complete capital improvements to the Leased Property.

          (c) Subject to the provisions of Articles XIV, XV, XXI and XXII and other express provisions in this Master Lease, with respect to each Leased Property, Lessee covenants and agrees that during the Term it will (1) operate continuously each Leased Property as a hotel facility, (2) keep in full force and effect and comply with all the provisions of the Franchise Agreement (except that Lessee shall have no obligation to take any actions that are the responsibility of Lessor hereunder or to complete any capital improvements to the Leased Property required by the franchisor unless Lessor funds the cost thereof), (3) not terminate or amend the Franchise Agreement without the consent of Lessor (not to be unreasonably withheld, conditioned or delayed), (4) maintain appropriate certifications and licenses for such use and (5) seek to maximize the Gross Revenues generated therefrom consistent with sound business practices and Lessee's concurrent goal of maximizing its net operating income therefrom. Lessor covenants and agrees that, with respect to each Leased Property, during the Term it will (1) not take or allow any Affiliate to take or fail to take any action that would interfere with, restrict or prohibit Lessee's operation of the Leased Property for its Primary Intended Use, including, without limitation, modifying, amending or terminating any Franchise Agreement or any licenses, franchises, permits, easements, leases, undertakings or agreements held by Lessor or such Affiliate and pertaining to the Leased Property, (2) comply with all the provisions of any Franchise Agreement relating to Capital Expenditures (to the extent such Capital Expenditures are provided for in the Capital Budget), the payment of Real Estate Taxes, Personal Property Taxes, Capital Impositions and other requirements thereof that are not the responsibility of Lessee hereunder and (3) seek to maximize the net income generated by Lessee from the Leased Property consistent with Lessor's concurrent goal of maximizing the Gross Revenues generated therefrom.

          (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, nor shall Lessee cause or permit any nuisance thereon.

          (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as
(1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or

(2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, except as necessary in the ordinary and prudent operation of the Hotels.

          (f) Lessee agrees to deliver to Lessor upon request by Lessor from time to time a list of hotels and motels (and locations) owned or managed by Lessee and its Affiliates.

     Section 7.3. Lessor to Grant Easements, etc.

     Lessor will, from time to time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed), (a) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating that such grant, release, dedication, transfer, petition or amendment does not interfere with the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.

     Section 7.4. Reservation by Lessor.

     Notwithstanding anything contained in this Master Lease to the contrary, Lessor expressly reserves from the operation of this Master Lease and the Leased Property the right of Lessor or third party lessees of Lessor to place communications equipment on the roof of the Leased Improvements or elsewhere on the Land and to receive all rental and income therefrom. Such communications equipment shall include, but not be limited to, satellite dishes, antennas, wires, conduits, cables and associated allied materials, machinery and equipment as necessary to properly complete the installation, maintenance and operation of such communications equipment ("the Installations"). Lessor covenants and agrees that the Installations shall be in such locations so as to not unreasonably interfere with or impede the use by Lessee of the Leased Property pursuant to this Master Lease. Lessor shall be responsible for the Installations being in compliance with all applicable federal, state and local laws and ordinances. As between Lessor and Lessee, Lessor shall be responsible for the Installations being insured under appropriate casualty and general liability insurance coverages and in that regard, Lessor agrees to indemnify and hold Lessee harmless from and against any and all loss, costs, claim and liability, including reasonable attorney's fees, for injuries to all persons and for damage to or loss of all property, including the Leased Property, arising or alleged to arise from any act or omission of Lessor or third party lessees of Lessor, including their agents, employees or contractors, relating to the installation, maintenance, operation or removal of the Installations.

                                  ARTICLE VIII

     Section 8.1. Compliance with Legal and Insurance Requirements, etc.

     Subject to Sections 8.2 and 8.3(b) below and Article XII relating to permitted contests, Lessee, at its expense, will promptly (a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper operation and maintenance of the Leased Property or any part thereof, except that Lessee shall have no obligation to complete capital improvements to the Leased Property.

     Section 8.2. Legal Requirement Covenants.

     Subject to Section 8.3(b) below, Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall use reasonable efforts to cause all such sub-tenants, invitees or others to so comply with all Legal Requirements). Lessee may, however, upon prior Notice to Lessor, contest the legality or applicability of any such Legal Requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's sole expense. If by the terms of any such Legal Requirement compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Hotel or Lessee's leasehold interest therein and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, which consent shall not be unreasonably withheld, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay and (b) prosecutes the contest with due diligence and in good faith.

     Section 8.3. Environmental Covenants.

     Lessor and Lessee (in addition to, and not in diminution of, Lessee's covenants and undertakings in Sections 8.1 and 8.2 hereof) covenant and agree as follows:

          (a) At all times hereafter until the later of (i) such time as all liabilities, duties or obligations of Lessee to Lessor under the Master Lease have been satisfied in full and (ii) such time as Lessee completely vacates the Leased Property and surrenders possession of the same to Lessor, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon, except to the extent that such compliance would require the remediation of Environmental Liabilities for which Lessee has no indemnity obligations under Section 8.3(c). Lessee agrees to give Lessor prompt written notice of (1) all Environmental Liabilities; (2) all pending, threatened or anticipated Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property; (3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release known by Lessee at, on, in or under any property adjacent to the Leased Property; and (4) all facts, events or conditions that could reasonably lead to the occurrence of any of the above-referenced matters.

          (b) Lessor hereby agrees to defend, indemnify and save harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities other than Environmental Liabilities to the extent caused by the acts or grossly negligent failures to act of Lessee.

          (c) Lessee hereby agrees to defend, indemnify and save harmless any and all Lessor Indemnified Parties from and against any and all Environmental Liabilities to the extent caused by the acts or grossly negligent failures to act of Lessee.

          (d) If any Proceeding is brought against any Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification under either Section 8.3(b) or (c), the Indemnifying Party, upon request, shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnified Party and approved by the Indemnifying Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless such counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld), or if there be a final, nonappealable judgment for an adversary party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgement.

          (e) If at any time any Indemnified Party has reason to believe circumstances exist which could reasonably result in an Environmental Liability, upon reasonable prior written notice to Lessee stating such Indemnified Party's basis for such belief, an Indemnified Party shall be given immediate access to the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, test, cap and use available land for the testing of remedial technologies), Lessee's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding; provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with law and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnified Parties requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable.

          (f) The indemnification rights and obligations provided for in this
Article VIII shall be in addition to any indemnification rights and obligations provided for elsewhere in this Master Lease.

          (g) The indemnification rights and obligations provided for in this
Article VIII shall survive the termination of this Master Lease.

     For purposes of this Section 8.3, all amounts for which any Indemnified Party seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnified Party, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnified Party has against such third parties which reduce the damages that would otherwise be sustained; provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnified Party agrees to use its reasonable efforts to pursue, or assign to Lessee or Lessor, as the case may be, any claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnified Party.

     Notwithstanding anything to the contrary contained in this Master Lease, if Lessor shall become entitled to the possession of a Leased Property by virtue of the termination of the Master Lease or repossession of the Leased Property, then Lessor may assign its indemnification rights under Section 8.3 of this Master Lease (but not any other rights hereunder) to any Person to whom Lessor subsequently transfers the Leased Property, subject to the following conditions and limitations, each of which shall be deemed to be incorporated into the terms of such assignment, whether or not specifically referred to therein:

     (1) The indemnification rights referred to in this Section may be assigned only if a known Environmental Liability then exists or if a Proceeding is then pending or, to the knowledge of Lessee or Lessor, then threatened with respect to the Leased Property;

     (2) Such indemnification rights shall be limited to Environmental Liabilities relating to or specifically affecting the Leased Property; and

     (3) Any assignment of such indemnification rights shall be limited to the immediate transferee of Lessor, and shall not extend to any such transferee's successors or assigns.

                                   ARTICLE IX

     Section 9.1. Maintenance and Repair.

          (a) Unless caused by Lessee's gross negligence or willful misconduct or that of its employees or agents, Lessee shall not be required to bear the cost of any Capital Expenditures, including any expenditures for items classified as capital items under U.S. generally accepted accounting principles. Except to the extent required by Article XXXVIII or elsewhere in this Master Lease, however, nothing herein shall be construed to require Lessor to build or rebuild any improvement on the Leased Property, or to fund or make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Master Lease, or to maintain the Leased Property in any way. Except as expressly set forth elsewhere in this Master Lease, Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Master Lease or hereafter enacted. Lessor shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing. Notwithstanding anything in the foregoing to the contrary, to the extent any equipment used in the operation of a Hotel as of the Commencement Date is leased equipment and not owned equipment, Lessor shall have no obligation to acquire such leased equipment or replace such leased equipment with owned equipment during the Term and therefore, to the extent Lessee elects to acquire or replace any such leased equipment with owned equipment, the cost to acquire such owned equipment shall not be charged to Lessor under any of the provisions of this Master Lease or reduce any amounts to which Lessor is entitled under this Master Lease.

          (b) Except for conditions caused by Lessor's or its agents' or employees' breach of this Master Lease or their gross negligence or willful misconduct or resulting from Force Majeure, Lessee will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto that are under Lessee's control, including windows and plate glass, parking lots, mechanical, electrical and plumbing systems and equipment (including conduit and ductware), and non-load bearing interior walls, in good order and repair, except for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Article XIV or XV, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen, except repairs (i) arising by reason of a condition existing prior to the commencement of the Term of this Master Lease (concealed or otherwise), or (ii) capital improvements requiring Capital Expenditures required by any governmental agency having jurisdiction over the Leased Property, or (iii) capital improvements to the structural elements of the Leased Improvements, or (iv) other capital improvements to the Leased Improvements, the cost of which would constitute Capital Expenditures. Lessee shall obtain and maintain in effect maintenance contracts throughout the Term with reputable service firms on all serviceable systems and assets included with the Fixtures which constitute a portion of the Leased Property, unless such services can be competently provided by Lessee's employees, in which event such services may be provided by Lessee's employees. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of a Leased Property or any part thereof for its Primary Intended Use. Notwithstanding any other provision of this Master Lease, however, other than under Articles XIV and XV on the conditions set forth therein, Lessee shall not be required to bear the costs of complying with this Section with respect to Capital Expenditures, including any items classified as capital items under U.S. generally accepted accounting principles, but shall be required to comply with this Section as to such items if and to the extent that amounts are available therefor from the reserve required to be established by Lessor under Article XX or are otherwise provided by Lessor. Lessee agrees to dedicate and spend no less than five percent (5%) of Gross Revenues from each Leased Property on repairs and maintenance of such Leased Property during all Fiscal Years of the Term consistent with the obligation of Lessee for repairs and maintenance set forth in this Section 9.1(b). Lessor shall be responsible for all such Capital Expenditures, including, without limitation, Capital Expenditures required to comply with all Legal Requirements (including, without limitation, all Environmental Laws, the Americans with Disabilities Act and any state or local handicap access laws and regulations and all zoning and land use laws and regulations) and Capital Expenditures required to comply with any Franchise Agreement; subject to Lessor's right to approve the Capital Budget for such Leased Property. If Lessor fails to make any Capital Expenditure required by any Franchisor and such refusal results in a default under or termination of the related Franchise Agreement, Lessor shall be responsible for all damages, termination payments payable by Lessee under the terms of such Franchise Agreement, application fees for a new franchise license reasonably approved by Lessor, increased royalty fees and other costs arising out of such refusal or out of the resulting need to apply for and enter into a substitute franchise license agreement.

          (c) Nothing contained in this Master Lease and no action or inaction by Lessor shall be construed as (1) constituting the request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (2) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

          (d) Lessee will, upon the expiration or prior termination of the Term, vacate and surrender a Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Master Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in accordance with
Section 9.1(b) above during the entire Term of the Lease), or damage by casualty or Condemnation (subject to the obligations of Lessee to restore or repair as set forth in the Lease).

          (e) If Lessor fails to make any emergency capital expenditures promptly following Notice from Lessee of an emergency situation, then Lessee will have the right, but not the obligation, to make such Capital Expenditures on behalf of and for the account of Lessor, whereupon Lessor shall reimburse Lessee therefor, together with interest thereon at the Overdue Rate, promptly upon receipt of all documentation evidencing such Capital Expenditure. If Lessor fails to so reimburse Lessee within ten days after written demand therefor, then in addition to such rights and remedies as Lessee may have with respect to such breach, Lessee may offset the amounts owed against the next payments of Rent due to Lessor under this Master Lease.

     Section 9.2. Encroachments, Restrictions, etc.

     If as a result of any act or omission on the part of Lessee any of the Leased Improvements, at any time, (i) materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or (ii) violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or (iii) impair the rights of others under any easement or right-of-way to which the Leased Property is subject as a result of any act or omission on the part of Lessee, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article X. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance held by Lessor.

                                    ARTICLE X

     Section 10.1. Alterations.

     After receiving approval of Lessor, which approval shall not be unreasonably withheld and which approval may be evidenced by Lessor's approval of the Capital Budget, Lessee shall have the right to make such material additions, modifications or improvements to a Leased Property from time to time as Lessee deems desirable for its permitted uses and purposes, provided that non-material additions, modifications and improvements will not require such consent and no such action significantly alters the character or purposes or significantly detracts from the value or operating efficiency thereof and will not significantly impair the revenue-producing capability of the Leased Property (other than during the period such work is being performed) or adversely affect the ability of Lessee to comply with the provisions of this Master Lease. Except as approved in the Capital Budget, the cost of such additions, modifications or improvements to the Leased Property shall be paid by Lessee, and all such additions, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Master Lease and upon expiration or earlier termination of this Master Lease shall pass to and become the property of Lessor. Notwithstanding anything in this Master Lease to the contrary, Lessor retains the right to reconfigure meeting/banquet rooms and guestrooms, with the result thereof being an increase in the number of guestrooms and a decrease in the area and/or number of meeting/banquet rooms, all at the sole cost and expense of Lessor.

     Section 10.2. Salvage.

     All materials which are scrapped or removed in connection with the making of repairs required by Articles IX or X shall be or become the property of Lessor or Lessee depending on which party is paying for or providing the financing for such work.

     Section 10.3. Joint Use Agreements.

     If Lessee constructs additional improvements that are connected to the Leased Property or share maintenance facilities, HVAC, electrical, plumbing or other systems, utilities, parking or other amenities, the parties shall enter into a mutually agreeable cross-easement or joint use agreement, the form of which has been approved in advance by Lessor, to make available necessary services and facilities in connection with such additional improvements, to protect each of their respective interests in the properties affected, and to provide for separate ownership, use, and/or financing of such improvements.

                                   ARTICLE XI

     Section 11.1. Liens.

     Subject to the provision of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Master Lease, (b) the matters, if any, included as exceptions in the title policy insuring Lessor's interest in the Leased Property, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor or any easements granted pursuant to the provisions of Section 7.3 of this Master Lease, (d) liens for those taxes upon Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by Article XXV hereof, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XII, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due provided that (1) the payment of such sums shall not be postponed under any related contract for more than 60 days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have


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

been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII hereof, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of this Master Lease.

                                   ARTICLE XII

     Section 12.1. Permitted Contests.

     Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim ("Claims") not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of any portion of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust, security deed or other agreement encumbering the Leased Property or any interest therein. Upon the request of Lessor, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any lender of Lessor with reasonable evidence of such deposit within five days of the same. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon ten days advance Notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor as Additional Charges at the next Payment Date provided for in this Master Lease. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such Notice as is practical under the circumstances. Lessor reserves the right to contest any of the Claims at its expense not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any claims.


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

                                  ARTICLE XIII

     Section 13.1. General Insurance Requirements.

          (a) Coverages. During the Term, Lessor shall at all times keep each Leased Property insured with the kinds and amounts of insurance described in Sections 13.1(a)(i) and 13.1(a)(ii). Lessee shall at all times keep each Leased Property insured with all of the other kinds and amounts of insurance described below in this Section 13.1(a). This insurance shall be written by companies authorized to issue insurance in the State in which the Leased Property is located and holding a current Best's rating of at least A-VI. The policies of insurance described below in Section 13.1(a)(iii) and (iv) must name Lessor as an additional insured, as its interest may appear. Any loss adjustment shall require the written consent of Lessor and Lessee, each acting reasonably and in good faith. On or before the inception of this Master Lease and annually thereafter, certificates of insurance shall be deposited with Lessor at the address of its corporate office. The insurance coverages on the Leased Property, including the Leased Improvements, Fixtures and Lessee's Personal Property, shall include:

               (i) Real and personal property insurance on the "Special Causes of Loss Form" (formerly "All Risk" form) (including earthquake and flood in reasonable sublimits and deductibles as determined by Lessor) and including operation of building laws/increased cost of construction and debris removal endorsements, in an amount not less than 100% of the full replacement cost thereof (as defined in Section 13.2), with all coinsurance waived;

               (ii) Boiler and Machinery Insurance, including business interruption and extra expense on an actual loss-sustained basis, with all coinsurance waived, in the minimum amount of $5,000,000, or in such greater amounts as are then customary or as may be reasonably requested by Lessor from time to time;

               (iii) Business Interruption and Extra Expense insurance, insuring Special Causes of Loss perils on an actual loss sustained/gross earnings basis, with all coinsurance waived, and with an extended period of indemnity of at least 120-days;

               (iv) Commercial general liability insurance, (ISO - 1986 or broader) with limits of not less than $25,000,000 each occurrence and general aggregate, including Liquor Law Liability Insurance;

               (v) Insurance covering such other hazards and in such amounts as may be customary for comparable properties in the area of the Leased Property as may be reasonably requested by Lessor;

               (vi) A blanket fidelity bond with a limit of at least $500,000, and a deductible of no more than $35,000, or as may be reasonably requested by Lessor, with Lessor named as loss payee;


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

               (vii) Statutory workmen's compensation insurance and at least $500,000/$500,000/$500,000 employer's liability insurance;

               (viii) Business automobile liability insurance for "All Autos" with a limit of not less than $1,000,000 each accident.

          (b) Responsibility for Premiums. Lessor shall keep in force, at its own expense, the insurance coverage required under Section 13.1(a)(i), except to the extent that the premium or premiums relate to coverages for property owned by Lessee, and Section 13.1(a)(ii). Lessee shall keep in force, at its own expense, all other insurance coverages described in Section 13.1(a).

     Section 13.2. Replacement Cost.

     The term "full replacement cost" as used herein shall mean the actual replacement cost of a Leased Property without regard to depreciation. In the event either party believes that full replacement cost (the then-replacement cost less such exclusions) has increased or decreased at any time during the Term, it shall have the right to have such full replacement cost re-determined.

     Section 13.3. Waiver of Subrogation.

     All Property insurance policies carried by Lessor or Lessee shall expressly waive any right of subrogation on the part of the insurer against the other party.

     Section 13.4. Form Satisfactory, etc.

     All of the policies of insurance referred to in this Article XIII shall be written in a form, with deductibles satisfactory to Lessor. Lessee shall pay all of the premiums relating to insurance coverage required per Section 13.1 and deliver certificates thereof to Lessor prior to their effective date and annually thereafter. In the event of the failure of Lessee either to effect such insurance as herein called for or to pay the premiums therefore, or to deliver such certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefore, and Lessee shall reimburse Lessor for any premium or premiums paid by Lessor for the coverage required under this Section upon written demand therefore, and Lessee's failure to repay the same within 30 days after Notice of such failure from Lessor shall constitute an Event of Default within the meaning of Section 16.1(c). Each insurer mentioned in this Article XIII shall agree, by endorsement to the policy or policies issued by it, that it will give to Lessor at least 60 days written notice before the coverage under such policy or policies in question shall be materially reduced, allowed to expire or cancelled.

     Section 13.5. Increase in Limits.

     If either Lessor or Lessee at any time deems the limits and/or retentions of the coverages outlined in Section 13.1 then carried to be either excessive or insufficient, Lessor and Lessee


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

shall endeavor in good faith to agree in writing on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits and/or retentions thus agreed on until further change pursuant to the provision of this Section.

     Section 13.6. Blanket Policy.

     Notwithstanding anything to the contrary contained in this Article XIII, Lessee or Lessor may bring the insurance provided for herein within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee or Lessor; provided, however, that the coverage afforded to Lessor and Lessee will not be reduced or diminished or otherwise be different from that which would exist under a separate policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied.

     Section 13.7. Separate Insurance.

     Lessee shall not on Lessee's own initiative or pursuant to the request or requirement of any third party, take out separate insurance or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor, are included therein as insureds, and the loss is payable under separate additional insurance in the same manner as losses are payable under this Master Lease. Lessee shall immediately notify Lessor in writing that Lessee has obtained any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

     Section 13.8. Reports On Insurance Claims.

     Lessee shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents. Claims for damage relating to the ownership, operation, and maintenance of a Hotel, any damage or destruction to a Hotel and the estimated cost of repair thereof shall prepared by Lessee. Lessee shall prepare any and all reports required by any insurance company as required under the terms of the insurance policy involved, and a final copy of such report shall be furnished to Lessor. Lessee shall be authorized to execute proofs of such loss, in the aggregate amount of $5,000 or less, with respect to any single casualty or other event.

                                   ARTICLE XIV

     Section 14.1. Insurance Proceeds.

     Subject to the provisions of Section 14.5 and except to the extent otherwise required in the policies of insurance required hereunder, all proceeds payable by reason of any loss or damage to a Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Master Lease shall be paid to Lessor and held in trust by Lessor in an interest-bearing account, shall be made available, if applicable, for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and, if applicable, shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions specified by Lessor. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction to the Leased Property shall be paid to Lessee. If neither Lessor nor Lessee is required or elects to repair and restore, all such insurance proceeds shall be retained by Lessor. Determination of all salvage resulting from any property covered by insurance shall be made by Lessor.

     Section 14.2. Reconstruction in the Event of Damage or Destruction Covered by Insurance.

          (a) If any Leased Property is totally or partially destroyed by a risk covered by the insurance described in Article XIII and the Hotel thereby is rendered Unsuitable for its Primary Intended Use, Lessor may, at Lessor's option to be exercised within ninety (90) days after the date of such occurrence, restore the Hotel to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease. If Lessor fails to timely make such election, Lessor shall be deemed to have terminated the Lease, in which case Lessor must provide Lessee with Substitute Leases for execution by Lessee, at Lessee's election, as described in
Article XL of this Master Lease.

          (b) If any Leased Property is partially destroyed by a risk covered by the insurance described in Article XIII, but the Hotel is not thereby rendered Unsuitable for its Primary Intended Use, Lessor shall promptly restore the Hotel to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Master Lease to the extent of insurance proceeds received by Lessor.

     Section 14.3. Lessee's Personal Property.

     All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property and any business interruption insurance shall be paid to Lessee; provided, however, no such payments shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Lessor hereunder.

     Section 14.4. Abatement of Rent.

     Any damage or destruction due to casualty notwithstanding, this Master Lease shall remain in full force and effect, but Lessee's obligation to make rental payments and to pay all other charges required by this Master Lease shall be equitably abated from and after the date of such damage or destruction.

     Section 14.5. Damage Near End of Term.

     If damage to or destruction of a Leased Property rendering the Hotel Unsuitable for its Primary Intended Use occurs during the last 24 months of the Term, then Lessor or Lessee shall have the right to terminate this Master Lease with respect to such Leased Property by giving written notice to the other party within 30 days after the date of damage or destruction, whereupon all accrued Rent shall be paid immediately, and this Master Lease shall automatically terminate with respect to such Leased Property five days after the date of such notice.

     Section 14.6. Waiver.

     Lessee hereby waives any statutory rights of termination that may arise by reason of any damage or destruction of a Leased Property that Lessor is obligated to restore or may restore under any of the provisions of this Master Lease.

                                   ARTICLE XV

     Section 15.1. Definitions.

          (a) "Condemnation" means a Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

          (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

          (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

     Section 15.2. Parties' Rights and Obligations.

     If during the Term there is any Condemnation of all or any part of a Leased Property or any interest in this Master Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article XV.

     Section 15.3. Total Taking.

     If title to the fee of the whole of a Leased Property is condemned by any Condemnor, this Master Lease shall cease and terminate as of the Date of Taking by the Condemnor with respect to the applicable Leased Property. If title to the fee of less than the whole of a Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable or Uneconomic for its Primary Intended Use, Lessee and Lessor shall each have the option, by notice to the other, at any time prior to the Date of Taking, to terminate this Master Lease as of the Date of Taking. Upon such date, if such Notice has been given, this Master Lease shall thereupon cease and terminate with respect to such Leased Property. All Base Rent, Percentage Rent and Additional Charges paid or payable by Lessee hereunder with respect to such Leased Property shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts.


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

     Section 15.4. Allocation of Award.

     The total Award made in connection with a Total Taking, or a partial Taking that results in a termination of this Master Lease with respect to a Leased Property, or for loss of Rent, or for Lessor's loss of business beyond the Term, shall be solely the property of and payable to Lessor. Any Award made for loss of Lessee's business during the remaining Term, if any, or for the taking of Lessee's Personal Property or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. Any other Award not separately allocated to Lessor or Lessee shall be equitably apportioned between Lessor and Lessee in proportion to the then Fair Market Value of the leasehold estate of Lessee hereunder and the then Fair Market Value of the related Leased Property.

     Section 15.5. Partial Taking.

     If title to less than the whole of a Leased Property is condemned, and the Leased Property is still suitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, or if Lessee or Lessor is entitled but neither elects to terminate this Master Lease with respect to such Leased Property as provided in Section 15.3, Lessor at its cost shall with all reasonable dispatch restore the untaken portion of any Leased Improvements so that such Leased Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to the Condemnation.

     Section 15.6. Temporary Taking.

     If the whole or any part of a Leased Property or of Lessee's interest under this Master Lease is condemned by any Condemnor for its temporary use or occupancy, which for purposes hereof shall mean two (2) weeks or less, this Master Lease shall not terminate with respect to such Leased Property by reason thereof, and Lessee shall continue to pay, in the manner and at the terms herein specified, the full amounts of Base Rent and Additional Charges with respect to such Leased Property. In addition, Lessee shall pay Percentage Rent at a rate equal to the average Percentage Rent during the last three preceding Fiscal Years (or if three Fiscal Years shall not have elapsed, the average during the preceding Fiscal Years). Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation as in this Section 15.6 described, the entire amount of any Award made for such Condemnation allocable to the Term of this Master Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessor. Lessor covenants that upon the termination of any such period of temporary use or occupancy it will, at its sole cost and expense, restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration.


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

                                   ARTICLE XVI

     Section 16.1. Events of Default.

     If any one or more of the following events (individually, an "Event of Default") occurs:

          (a) if Lessee fails to make payment of the Base Rent, Percentage Rent or Additional Charges within ten (10) days after the same becomes due and payable and such failure continues for five (5) business days after notice to Lessee of such failure; provided, however, Lessor shall not be required to give notice of such failure more than three (3) times in any Fiscal Year; or

          (b) if Lessee fails to observe or perform any other term, covenant or condition of this Master Lease and such failure is not cured by Lessee within a period of thirty (30) days after receipt by such party of Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case it shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof provided, however, in no event shall such cure period extend beyond 150 days after such Notice (provided that no Event of Default shall be deemed to have occurred pursuant to this subsection
(c) to the extent that Lessee's failure to observe or perform any term, covenant or condition of this Master Lease is caused by Lessor's failure to fulfill its obligations under this Master Lease or an Unavoidable Occurrence); or

          (c) if Lessee or Lessor shall file a petition in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within sixty (60) days after the entry of an order in respect thereof, or if a receiver of Lessee of the whole or substantially all of the assets of Lessee shall be appointed in any proceedings brought by Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Lessee shall not be vacated or set aside or stayed within sixty (60) days after such appointment; or

          (d) if Lessee or Lessor is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, if Lessee or Lessor in any manner, permits the sale or divestiture of substantially all of its assets; or

          (e) if the estate or interest of Lessee in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any proceeding (unless Lessee is contesting such lien or attachment in good faith in accordance with this Master Lease); or

          (f) if, except as a result of damage, destruction, renovation or a partial or complete Condemnation or otherwise with Lessor's prior written approval, Lessee voluntarily ceases operations on a Leased Property for a period in excess of thirty (30) days; or

          (g) if an event of default has been declared by the franchisor under the Franchise Agreement with respect to the Hotel on a Leased Property as a result of any action or failure to act by Lessee or any other person with whom Lessee contracts for management services at the Hotel, other than a default caused by a breach of this Master Lease by Lessor or a failure to complete improvements required by the franchisor because Lessor has not provided funds for such improvements to the extent required pursuant to this Master Lease or Lessor is otherwise accountable for such default under the Franchise Agreement, and such event of default is continuing after the expiration of any applicable grace period; or

          (h) if an event of default by Lessee (or any Affiliate of Lessee) occurs under any other lease between Lessor (or any Affiliate of Lessor, including, but not limited to, Winston SPE LLC and WINN Limited Partnership) and Lessee. In the event of an event of default by Lessee under this Master Lease, such event of default shall also constitute an event of default under any other lease between Lessor (or any Affiliate of Lessor, including, but not limited to, Winston SPE LLC and WINN Limited Partnership) and Lessee.

     For purposes of this Section 16.1(h), Lessee shall mean and include any additional lessee subsequently approved by Lessor (or any Affiliate of Lessor) for lease transactions with Lessor (or any Affiliate of Lessor) and with whom a lease or leases are actually entered into by Lessor (or any Affiliate of Lessor).

     Then, and in any such event and provided such Event of Default by Lessee is continuing, Lessor may exercise one or more remedies available to it herein or at law or in equity, including but not limited to its right to terminate this Master Lease giving Lessee not less than ten (10) days' notice of such termination.

     If litigation is commenced with respect to any alleged default under this Master Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

     Section 16.2. Surrender.

     If an Event of Default occurs for other than by reason of Force Majeure (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1) and is continuing, whether or not this Master Lease has been terminated pursuant to
Section 16.1, Lessee shall, if requested by Lessor so to do, immediately surrender and assign to Lessor or Lessor's designee the Leased Property including, without limitation, any and all books, records, files, licenses, permits and keys relating thereto, and quit the same and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property, subject to rights of any hotel guests and to any requirement of law. Lessee hereby waives any and all requirements of applicable laws for service of notice to re-enter the Leased Property. Lessor shall be under no obligation to, but may if it so chooses, relet the Leased Property or otherwise mitigate Lessor's damages.

     Section 16.3. Damages.

          (a) Neither (i) the termination of this Master Lease, (ii) the repossession of the Leased Property, (iii) the failure of Lessor to relet the Leased Property, nor (iv) the reletting of all or any portion thereof, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination.

          (b) Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for Lessee's default, either:

               (i) Without termination of Lessee's right to possession of the Leased Property, each installment of Rent (including Percentage Rent as determined below) and other sums payable by Lessee to Lessor under the Master Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the Overdue Rate, and Lessor may enforce, by action or otherwise, any other term or covenant of this Master Lease; or

               (ii) the sum of:

                    (A) the unpaid Rent which had been earned at the time of
               termination, repossession or reletting;

                    (B) the worth at the time of termination, repossession or
               reletting of the amount by which the unpaid Rent for the balance of the Term after the time of termination, repossession or reletting, exceeds the amount of such rental loss that Lessee proves could be reasonably avoided and as reduced for rentals received after the time of termination, repossession or reletting, if and to the extent required by applicable law; and

                    (C) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Master Lease or which in the ordinary course of things, would be likely to result therefrom. The worth at the time of termination, repossession or reletting of the amount referred to in subparagraph (B) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of award plus 1%.

     Percentage Rent for the purposes of this Section 16.3 shall be a sum equal to (i) the average of the annual amounts of the Percentage Rent for the three Fiscal Years immediately preceding the Fiscal Year in which the termination, re-entry or repossession takes place, or (ii) if


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

three Fiscal Years shall not have elapsed, the average of the Percentage Rent during the preceding Fiscal Years during which the Master Lease was in effect, or (iii) if one Fiscal Year has not elapsed, the amount derived by annualizing the Percentage Rent from the effective date of this Master Lease.

     Section 16.4. Waiver.

     If this Master Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (a) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this
Article XVI, and (b) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt and Lessor waives any right to "pierce the corporate veil" of Lessee other than to the extent funds shall have been inappropriately paid any Affiliate of Lessee following a default resulting in an Event of Default.

     Section 16.5. Application of Funds.

     Any payments received by Lessor under any of the provisions of this Master Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that Lessor may determine or as may be prescribed by the laws of the State.

                                  ARTICLE XVII

     Section 17.1. Lessor's Right to Cure Lessee's Default.

     If Lessee fails to make any payment or to perform any act required to be made or performed under this Master Lease including, without limitation, Lessee's failure to comply with the terms of any Franchise Agreement other than a failure to complete improvements required by the franchisor because Lessor has not provided Lessee with the funds therefor, and fails to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and, subject to Section 16.4, take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessors, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Master Lease.

                                  ARTICLE XVIII

     Section 18.1. Provisions Relating to Purchase of the Leased Property.

     If Lessee purchases any Leased Property from Lessor pursuant to any of the terms of this Master Lease, the closing of the purchase shall occur 30 days after Lessor accepts Lessee's offer to purchase the Leased Property, unless the provision of the Master Lease under which such offer was made specifies a different closing date, in which case the date set forth in such provision shall be the closing date. At such closing, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate limited or special warranty deed or other conveyance conveying the entire interest of Lessor in and to the Leased Property to Lessee free and clear of all encumbrances other than (a) those that Lessee has agreed hereunder to pay or discharge, (b) those mortgage liens, if any, that Lessee has agreed in writing to accept and to take title subject to,
(c) those liens and encumbrances subject to which the Leased Property was conveyed to Lessor, (d) encumbrances, easements, licenses or rights of way required to be imposed on the Leased Property under Section 7.3, and (e) any other encumbrances permitted to be imposed on the Leased Property under the provisions of Article XXXIV that are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee. The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid in cash to Lessor or as Lessor may direct, in federal or other immediately available funds, except as otherwise mutually agreed by Lessor and Lessee. All expenses of such conveyance, including, without limitation, the cost of title examination or title insurance, if desired by Lessee, Lessee's attorneys' fees incurred in connection with such conveyance and release, and transfer taxes and recording fees, shall be paid by Lessee. Lessor shall pay its attorney's fees.

                                   ARTICLE XIX

     Section 19.1. REIT Requirements.

          (a) Lessee understands that, in order for Winston Hotels, Inc. to qualify as a REIT, the following requirements (the "REIT Requirements") must be satisfied:

               (i) Personal Property Limitation. Anything contained in this Master Lease to the contrary notwithstanding, the average of the fair market values of the items of personal property that are leased to Lessee under this Master Lease at the beginning and at the end of any Fiscal Year shall not exceed fifteen percent (15%) of the average of the aggregate fair market values of the Leased Property at the beginning and at the end of such Fiscal Year. This Section 19.1 is intended to ensure that the Rent qualifies as "rents from real property," within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

               (ii) Sublease Rent Limitation. Anything contained in this Master Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the net income or profits derived by the business activities of the sublessee, or
     (b) any other formula such that any portion of the Rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

               (iii) Sublease Tenant Limitation. Anything contained in this Master Lease to the contrary notwithstanding, Lessee shall not sublease the Leased Property to any Person in which Winston Hotels, Inc. owns, directly or indirectly, a ten percent (10%) or greater interest, within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provisions thereto.

               (iv) Lessee either has made an election to be and operates as a "taxable REIT subsidiary" of Winston Hotels, Inc. within the meaning of
     Section 856(1) of the Code, or is a subsidiary of an entity that has made an election to be and operates as a "taxable REIT subsidiary" of Winston Hotels, Inc. within the meaning of Section 856(1) of the Code.

               (v) No Person can own, directly or indirectly, capital stock of Winston Hotels, Inc. that exceeds the "Ownership Limit" (as defined in Winston Hotels, Inc.'s Charter, as amended and restated).

               (vi) Lessee shall not (A) directly or indirectly operate or manage a "lodging facility" within the meaning of Section 856(d)(9)(D)(ii) of the Code or a "health care facility" within the meaning of Section 856(e)(6)(D)(ii) of the Code or (B) directly or indirectly provide to any other person (under a franchise, license, or otherwise) rights to any brand name under which any lodging facility or health care facility is operated; provided, however, that Lessee may provide such rights to a Manager (as defined in Section 19.3 hereof) to operate or manage a lodging facility as long as such rights are held by Lessee as a franchisee, licensee, or in a similar capacity and such lodging facility is either owned by Lessee or is leased to Lessee by Lessor or one of its Affiliates.

          (b) Lessee agrees, and agrees to use reasonable efforts to cause its Affiliates, to use its best efforts to permit the REIT Requirements to be satisfied and to cooperate in good faith with Winston Hotels, Inc. and Lessor to ensure that the REIT Requirements are satisfied. Lessee agrees, and agrees to use reasonable efforts to cause its Affiliates, upon request by Winston Hotels, Inc., and, where appropriate, at Winston Hotels, Inc.'s expense, to take reasonable action necessary to ensure compliance with the REIT Requirements. Immediately after becoming aware that the REIT Requirements are not, or will not be, satisfied, Lessee shall notify, or use reasonable efforts to cause its Affiliates to notify, Winston Hotels, Inc. of such noncompliance.

     Section 19.2. Lessee Officer and Employee Limitation.

     Anything contained in this Master Lease to the contrary notwithstanding, none of the officers or employees of Lessee or any entity in which Lessee has a direct or indirect ownership interest shall be officers or employees of a Manager (or any Person who operates or manages the Leased Property). In addition, if a Person serves as both (a) a director of Lessee or any Affiliate and (b) a director and officer (or employee) of Manager (or any Person who operates or manages the Leased Property), that Person shall not receive any compensation for servicing as a director of Lessee or any Affiliate. If a person serves as both (a) a director of Manager or any Affiliate (or any Person who operates or manages the Leased Property) and (b) a director and officer (or employee ) of Lessee, that Person shall not receive any compensation for serving as a director of Manager.

     Section 19.3. Management Agreement.

     Lessee agrees that, in order to comply with certain of the REIT Requirements, it will, at all times during the Term, cause the Leased Property to be operated and managed by a Manager that is an Eligible Independent Contractor. Effective as of the Commencement Date, Lessee shall enter into a Management Agreement and Lessee shall provide Lessor with an executed copy thereof. Lessee may not amend, modify, or terminate the Management Agreement in any respect or change the Manager without the prior written consent of Lessor. Lessee also shall provide Lessor with copies of any amendments or modifications to the Management Agreement which are entered into from time to time or any other management agreement. Lessor shall have the right to approve in advance any Manager.

                                   ARTICLE XX

     Section 20.1. Holding Over.

     If Lessee for any reason remains in possession of a Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month 150% the aggregate of (a) one-twelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last Fiscal Year of the Term with respect to such Leased Property, (b) all Additional Charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Master Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Master Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Master Lease.

                                   ARTICLE XXI

     Section 21.1. Abatement of Rent.

     Except in the event of a constructive eviction of Lessee from a Leased Property for any reason other than an Event of Default or as expressly provided in this Master Lease, Lessee shall not be entitled to any abatement of Rent.

                                  ARTICLE XXII

     Section 22.1. Indemnification.

     Notwithstanding the existence of any insurance, and without regard to the policy limits of any such insurance or self-insurance, but subject to Section
16.4 and Article VIII, Lessee will protect, indemnify, hold harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor Indemnified Parties by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any present or future use, misuse, non-use, management, maintenance or repair by Lessee or any of its agents, employees or invitees of the Leased Property or Lessee's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which a Lessor Indemnified Party is made a party or participant related to such use, misuse, non-use, management, maintenance, or repair thereof by Lessee or any of its agents, employees or invitees, including any failure of Lessee or any of its agents, employees or invitees to perform any obligations under this Master Lease or imposed by applicable law (other than arising out of Condemnation proceedings), (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Master Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Master Lease, and (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder.

     Without limiting the generality of the foregoing paragraph, Lessee shall indemnify, save harmless and defend Lessor Indemnified Parties (including, but not limited to, any Lessor Indemnified Party that is a guarantor of the Franchise Agreement from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, but not limited to, transfer fees and termination fees) imposed upon or incurred by or asserted against Lessor Indemnified Parties under or with respect to the Franchise Agreement which arises as a result of (a) any default by Lessee under the terms of this Master Lease; or (b) any default by Lessee under the Franchise Agreement unless such default is a result of Lessor's default under this Master Lease.

     Lessor shall indemnify, save harmless and defend Lessee Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee Indemnified Parties as a result of (a) the gross negligence or willful misconduct of Lessor arising in connection with this Master Lease; (b) any failure on the part of Lessor to perform or comply with any of the terms of this Master Lease; (c) the failure by Lessor to make capital improvements required in this Master Lease or to comply with applicable Legal Requirements or any requirements imposed by the franchisor in accordance with the Franchise Agreement or necessary to maintain the safety or structural soundness of the Leased Property; (d) any condition existing on the Leased Property at the Commencement Date; and (e) all events occurring prior to the Commencement Date and subsequent to the expiration or termination of this Master Lease.

     Without limiting the generality of the foregoing paragraph, Lessor shall indemnify, save harmless and defend Lessee Indemnified Parties (including, but not limited to, any Lessee Indemnified Party that is a guarantor of the Franchise Agreement) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, but not limited to, transfer fees and termination fees) imposed upon or incurred by or asserted against Lessee Indemnified Parties under or with respect to the Franchise Agreement which arises as a result of (a) any default by Lessor under the terms of this Master Lease; (b) the sale by Lessor of the Leased Property or any interest of Lessor in the Leased Property; (c) the failure by Lessor to make capital improvements required to comply with applicable Legal Requirements or any requirements imposed by the franchisor in accordance with the Franchise Agreement or necessary to maintain the safety or structural soundness of the Leased Property; or (d) any act or omission of any person that acquires the Leased Property or any interest of Lesser in the Leased Property.

     Any amounts that become payable by an Indemnifying Party under this Section shall be paid within ten (10) days after liability therefor on the part of the Indemnifying Party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. An Indemnifying Party, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Indemnified Party. The Indemnified Party, at its expense, shall be entitled to participate in any such claim, action, or proceeding, and the Indemnifying Party may not compromise or otherwise dispose of the same without the consent of the Indemnified Party, which may not be unreasonably withheld. Nothing herein shall be construed as indemnifying a Lessor Indemnified Party against its own grossly negligent acts or omissions or willful misconduct.

     Lessee's or Lessor's liability for a breach of the provisions of this Article shall survive any termination of this Master Lease.

                                  ARTICLE XXIII

     Section 23.1. Subletting and Assignment.

     Subject to the provisions of Article XIX and Section 23.2 and any other express conditions or limitations set forth herein, Lessee may, but only with the consent of Lessor, which consent may be withheld in Lessor's sole discretion, (a) assign this Master Lease with respect to a Leased Property or sublet all or any part of a Leased Property or (b) sublet any retail or restaurant portion of the Leased Improvements with respect to a Leased Property in the normal course of the Primary Intended Use; provided that any subletting to any party other than an Affiliate of Lessee shall not individually as to any one such subletting, or in the aggregate, materially diminish the actual or potential Percentage Rent payable with respect to the Leased Property under this Master Lease. In the case of a subletting, the sublessee shall comply with the provisions of Section 23.2, and in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Master Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. Notwithstanding the above, Lessee may assign the Master Lease to an Affiliate with respect to a Leased Property without the consent of Lessor; provided that any such assignee assumes in writing and agrees to keep and perform all of the terms of the Master Lease on the part of Lessee to be kept and performed and shall be and become jointly and severally liable with Lessee for the performance thereof. In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. An original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor.

     Section 23.2. Subordination and Attornment.

     Lessee shall insert in each sublease permitted under Section 23.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Master Lease and to the rights of Lessor hereunder (if Lessor executes a non-disturbance agreement with respect thereto),
(b) if this Master Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Master Lease, and
(c) if the sublessee receives a written Notice from Lessor or Lessor's assignees, if any, stating that an uncured Event of Default exists under this Master Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Master Lease.

                                  ARTICLE XXIV

     Section 24.1. Officer's Certificates; Financing Statements; Lessor's Estoppel Certificates and Covenants.

          (a) At any time and from time to time upon not less than 10 days' Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Master Lease is unmodified and in full force and effect (or that this Master Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default hereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any lender and any prospective purchaser of any Leased Property.

          (b) Lessee will furnish the following statements to Lessor:

               (i) with reasonable promptness, such information respecting the financial condition and affairs of Lessee including financial statements, as Lessor may reasonably request from time to time; and

               (ii) the most recent Consolidated Financials of Lessee within 45 days after each quarter of any Fiscal Year (or, in the case of the final quarter in any Fiscal Year, the most recent Consolidated Financials of Lessee within 90 days); and

               (iii) on or about the 20th day of each month, a detailed profit and loss statement for each Leased Property for the preceding month and a detailed accounting of revenues for each Leased Property for the preceding month, each in form acceptable to Lessor.

          (c) At any time and from time to time upon not less than 10 days' Notice by Lessee, Lessor will furnish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Master Lease is unmodified and in full force and effect (or that this Master Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee.

                                   ARTICLE XXV

     Section 25.1. Lessor's Right to Inspect.

     Lessee shall permit Lessor and its authorized representatives as frequently as reasonably requested by Lessor to inspect a Leased Property and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance Notice, subject only to any business confidentiality requirements reasonably requested by Lessee.

                                  ARTICLE XXVI

     Section 26.1. No Waiver.

     No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Master Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                  ARTICLE XXVII

     Section 27.1. Remedies Cumulative.

     To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Master Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

                                 ARTICLE XXVIII

     Section 28.1. Acceptance of Surrender.

     No surrender to Lessor of this Master Lease or of a Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                  ARTICLE XXIX

     Section 29.1. No Merger of Title.

     There shall be no merger of this Master Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Master Lease or the leasehold estate created hereby or any interest in this Master Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                   ARTICLE XXX

     Section 30.1. Conveyance by Lessor.

     If Lessor or any successor owner of the Leased Property conveys a Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Master Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

     Section 30.2. Other Interests.

     This Master Lease and Lessee's interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Leased Property and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are herein called the "Mortgage"); provided, however, that with respect to any Mortgage hereinafter granted, such subordination is conditioned upon delivery to Lessee of a non-disturbance agreement which provides that Lessee shall not be disturbed in its possession of the Leased Property hereunder following a foreclosure of such Mortgage and that the holder of such

Mortgage or the purchaser at a foreclosure sale shall perform all obligations of Lessor under this Master Lease. In confirmation of such subordination, however, Lessee shall, at Lessor's request, promptly execute, acknowledge and deliver any instrument which may be required to evidence subordination to any Mortgage and to the holder thereof. In the event of Lessee's failure to deliver such subordination and if the Mortgage does not change any term of the Lease, Lessor may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge, and deliver the instrument as the agent or attorney-in-fact of Lessee, and Lessee hereby irrevocably constitutes Lessor its attorney-in-fact for such purpose, Lessee acknowledging that the appointment is coupled with an interest and is irrevocable. Lessee hereby waives and releases any claim it might have against Lessor or any other party for any actions lawfully taken by the holder of any Mortgage.

                                  ARTICLE XXXI

     Section 31.1. Quiet Enjoyment.

     So long as Lessee pays all Rent as the same becomes due and complies with all of the terms of this Master Lease and performs its obligations hereunder, in each case within the applicable grace periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor or hereafter consented to by Lessee or provided for herein. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

                                  ARTICLE XXXII

     Section 32.1. Notices.

     All notices, demands, requests, consents approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and (i) personally served or, (ii) mailed by registered or certified mail, return receipt requested and postage prepaid or, (iii) sent by trackable overnight nationally recognized courier service, next business day delivery or, (iv) via facsimile, provided
(i), (ii) or (iii) are also utilized), if to Lessee or Lessor c/o Winston Hotels, Inc., 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608,
Attention: Joseph V. Green, facsimile number: (919) 510-5251, with a copy to William W. Bunch, III, Esquire, Brown & Bunch, 4900 Falls of Neuse Road, Suite 210, Raleigh, North Carolina 27609, facsimile number: (919) 878-8062. Personally delivered Notice shall be effective upon receipt, Notice given by mail shall be complete at the time of deposit in the U.S. Mail system, Notice given by trackable overnight nationally recognized courier service, next business day delivery shall be complete at the time of deposit with such courier service, and Notice given by facsimile shall be complete at the time evidenced by the printed verification thereof, provided one of the other methods is also utilized, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five days.

                                 ARTICLE XXXIII

     Section 33.1. Appraisers.

     If it becomes necessary to determine the Fair Market Value or Fair Market Rental of a Leased Property for any purpose of this Master Lease, the party required or permitted to give Notice of such required determination shall include in the Notice the name of a person selected to act as appraiser on its behalf. Within 10 days after Notice, Lessor (or Lessee, as the case may be) shall by Notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) with at least five years experience in the State appraising property similar to the Leased Property, shall, within 45 days after the date of the Notice appointing the first appraiser, proceed to appraise the Leased Property to determine the Fair Market Value or Fair Market Rental thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, then the determination of such appraiser shall be final and binding upon the parties. To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, such appraisal shall be made on a basis consistent with the basis on which the Leased Property was appraised for purposes of determining its Fair Market Value at the time the Leased Property was acquired by Lessor. If two appraisers are appointed and if the difference between the amounts so determined does not exceed 5% of the lesser of such amounts, then the Fair Market Value or Fair Market Rental shall be an amount equal to 50% of the sum of the amounts so determined. If the difference between the amounts so determined exceeds 5% of the lesser of such amounts, then such two appraisers shall have 20 days to appoint a third appraiser. If no such appraiser shall have been appointed within such 20 days or within 90 days of the original request for a determination of Fair Market Value or Fair Market Rental, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the Fair Market Value or Fair Market Rental within 45 days after appointment of such appraiser. The determination of the appraiser which differs most in the terms of dollar amount from the determinations of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market Value or Fair Market Rental of the Leased Property, as the case may be. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.


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

                                  ARTICLE XXXIV

     Section 34.1. Lessor May Grant Liens.

     Without the consent of Lessee, Lessor may, subject to the terms and conditions set forth below in this Article XXXIV, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon a Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance may (a) contain the right to prepay (whether or not subject to a prepayment penalty); (b) provide that it is subject to the rights of Lessee under this Master Lease and (c) contain the Agreement by the holder of the Encumbrance that it will (1) give Lessee the same notice, if any, given to Lessor of any default or acceleration of any obligation underlying any such Encumbrance or any sale in foreclosure under such Encumbrance, (2) permit Lessee to cure any such default on Lessor's behalf within any applicable cure period, and Lessee shall be reimbursed by Lessor for any and all costs incurred in effecting such cure, including without limitation out-of-pocket costs incurred to effect any such cure (including reasonable attorneys' fees) and (3) permit Lessee to appear by its representative and to bid at any sale in foreclosure made with respect to any such Encumbrance. Upon the request of Lessor, Lessee shall subordinate this Master Lease to the lien of a new mortgage on the Leased Property, on the condition that the proposed mortgagee executes a non-disturbance agreement recognizing this Master Lease, and agreeing, for itself and its successors and assigns, to comply with the provisions of this Article XXXIV.

     Section 34.2. Lessee's Right to Cure.

     Subject to the provisions of Section 34.3, if Lessor breaches any covenant to be performed by it under this Master Lease, Lessee, after Notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand or, following entry of a final, nonappealable judgment against Lessor for such sums, may be offset by Lessee against the Base Rent payments next accruing or coming due. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Section 34.2 shall survive the termination of this Master Lease with respect to the related Leased Property.

     Section 34.3. Breach by Lessor.

     It shall be a breach of this Master Lease if Lessor fails to observe or perform any term, covenant or condition of this Master Lease on its part to be performed and such failure continues for a period of 30 days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not be deemed to continue if Lessor, within such 30-day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Lessor shall be


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

obligated to cure any such failure also shall be subject to extension of time due to the occurrence of Force Majeure. If Lessor fails to cure any such breach within the grace period described above, Lessee, without waiving or releasing any obligations hereunder, and in addition to all other remedies available to Lessee at law or in equity, may purchase the Leased Property (or such portion thereof as the breach relates to) from Lessor for a purchase price equal to the then Fair Market Value. If Lessee elects to purchase the Leased Property (or portion thereof), it shall deliver a Notice thereof to Lessor specifying a settlement date to occur not less than 90 days subsequent to the date of such Notice on which it shall purchase the Leased Property (or portion thereof), and the same shall be thereupon conveyed in accordance with the provisions of
Article XVIII.

                                  ARTICLE XXXV

     Section 35.1. Miscellaneous.

     Anything contained in this Master Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Master Lease shall survive such termination. If any term or provision of this Master Lease or any application thereof is invalid or unenforceable, the remainder of this Master Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Master Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Master Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument in recordable form signed by Lessor and Lessee. All the terms and provisions of this Master Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Master Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Master Lease shall be governed by and construed in accordance with the laws of the State, but not including its conflicts of laws or rules.

     Section 35.2. Transition Procedures.

     Upon the expiration or termination of the Term of this Master Lease with respect to a Leased Property, for whatever reason, Lessor and Lessee shall do the following (and the provisions of this Section 35.2 shall survive the expiration or termination of this Master Lease until they have been fully performed) and, in general, shall cooperate in good faith to effect an orderly transition of the management and/or lease of the Hotel.

          (a) Transfer of Licenses. Upon the expiration or earlier termination of the Term, Lessee shall use commercially reasonable efforts (i) to transfer to Lessor or Lessor's nominee all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Hotel (collectively, "Licenses"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for, all Licenses; provided, in


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

either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

          (b) Leases and Concessions. Lessee shall assign to Lessor or Lessor's nominee simultaneously with the termination of this Master Lease, and the assignee shall assume all leases and concession agreements in effect with respect to the Hotel then in Lessee's name.

          (c) Books and Records. All books and records for the Hotel kept by Lessee pursuant to Section 3.7 shall be delivered promptly to Lessor or Lessor's nominee, simultaneously with the termination of this Master Lease, but such books and records shall thereafter be available to Lessee at all reasonable times for inspection, audit, examination, and transcription for a period of one
(1) year and Lessee may retain (on a confidential basis) copies or computer records thereof.

          (d) Remittance. Lessee shall remit to Lessor or Lessor's nominee, simultaneously with the termination of this Master Lease with respect to the Leased Property, all funds remaining, if any, after payment of all accrued Gross Operating Expenses, and other amounts due Lessee and after deducting the costs of any scheduled repair, replacement, or refurbishment of Furniture and Equipment with respect to which deposits have been made.

     Section 35.3. Waiver of Presentment, etc.

     Lessee waives all presentments, demands for payment and for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein.

                                  ARTICLE XXXVI

     Section 36.1. Memorandum of Lease.

     Lessor and Lessee shall promptly upon the request of either enter into a short form memorandum of this Master Lease, in form suitable for recording under the laws of the State in which reference to this Master Lease, and all options contained herein, shall be made. The party requesting such memorandum of this Master Lease shall pay all costs and expenses of recording such memorandum, including any real estate excise transfer or sales tax that may be due and payable in conjunction with recording such memorandum.

                                 ARTICLE XXXVII

     Section 37.1. Compliance with Franchise Agreement.

     Lessor will pay any costs and expenses in connection with the assignment of any existing Franchise Agreement to Lessee or to obtain a new Franchise Agreement. Lessee shall comply in every respect with the provisions of the Franchise Agreement so as to avoid any default thereunder during the term of this Master Lease, except to the extent such compliance is an


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

obligation of Lessor pursuant to the terms of this Master Lease. Lessee shall not terminate, extend, modify or enter into any Franchise Agreement without in each instance first obtaining Lessor's prior written consent, not to be unreasonably withheld. Lessor and Lessee agree to cooperate fully with each other in the event it becomes necessary to obtain a Franchise Agreement extension or modification or a new franchise for a Leased Property. If a Franchise Agreement expires prior to the expiration of the Term for the related Leased Property, Lessee, with the prior approval of Lessor, shall use its good faith efforts to obtain a new franchise license for the Leased Property, together with a comfort letter in favor of Lessor in form reasonably acceptable to Lessor.

                                 ARTICLE XXXVIII

     Section 38.1. Capital Expenditures and Reserves.

     Lessor agrees to establish a reserve account together with all interest earned thereon for each Leased Property (the "Capital Expenditure Reserve Account") to fund Capital Expenditures in an amount equal to five percent (5%) of annual Room Revenues from such Leased Property (or such greater amount necessary to fund capital improvements required to comply with this Master Lease, including applicable Legal Requirements or any requirements imposed by the franchisor in accordance with this Master Lease, including the Franchise Agreement or necessary to maintain the safety or structural soundness of such Leased Property), net of amounts actually expended for Capital Expenditures for such Leased Property during any Fiscal Year. Any funds escrowed pursuant to a Franchise Agreement or Mortgage and designated for Capital Expenditures shall be deemed to be part of the Capital Expenditure Reserve Account for the Leased Property. Any funds escrowed pursuant to a Mortgage may be pledged as security for such Mortgage, which pledge may provide that, in the event of a default by Lessor under the Mortgage, the escrowed funds may be applied to the balance of the loan secured by the Mortgage; provided, however, that in the event the holder of the Mortgage exercises such remedy, Lessor shall be obligated immediately to deposit into the Capital Expenditure Reserve Account any amount which may then be necessary to bring the funds in such account (together with any funds remaining in any other accounts of Lessor dedicated for such purpose) up to the aggregate level required by this Article XXXVIII. Lessor shall make such proceeds available for Capital Expenditures on the same terms and conditions set forth in such Mortgage provided the same are comparable to the terms of this Master Lease. The Capital Expenditure Reserve Account for a Leased Property may be commingled by Lessor with similar accounts of Lessor with respect to other hotel properties leased by Lessor to lessees other than Lessee. The Capital Expenditures disbursed for a Leased Property shall be made pursuant to a Capital Budget and such expenditures may be more or less than the five percent (5%) of annual Room Revenues reserved by Lessor for the Leased Property in the Capital Expenditure Reserve Account. Upon request by Lessee not more frequently than twice a year, Lessor shall provide Lessee a written report stating the amounts held in such Capital Expenditure Reserve Account with respect to the Leased Property and amounts disbursed out of said account with respect to the Leased Property during the prior Fiscal Year. Upon written request by Lessee to Lessor stating the specific use to be made and the reasonable approval thereof by Lessor (which may be evidenced by Lessor's approval of the Capital Budget), the funds in the Capital Expenditure Reserve Account shall be


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

made available by Lessor for use by Lessee for Capital Expenditures in connection with the Primary Intended Use; provided, however, that no amounts made available under this Article shall be used to purchase property (other than "real property" within the meaning of Treasury Regulations Section 1.856-3(d)), to the extent that doing so would cause Lessor to recognize income other than "rents from real property" as defined in Section 856(d) of the Code. Lessor's obligation to fund the Capital Expenditure Reserve Account shall be cumulative and any Capital Expenditures with respect to a Leased Property made in a Fiscal Year in excess of five percent (5%) of Gross Revenues on a cumulative basis shall be credited to the Capital Expenditure Reserve Account for the Leased Property. All amounts in the Capital Expenditure Reserve Account are the property of Lessor. Lessee shall have no interest in the Capital Expenditure Reserve Account other than with respect to the funding of amounts in a Capital Budget approved by Lessor.

                                  ARTICLE XXXIX

     Section 39.1. Arbitration.

     Except as otherwise expressly provided, in the event a dispute should arise concerning the interpretation or application of any of the provisions of this Master Lease, the parties agree that the dispute shall be submitted to arbitration of the American Arbitration Association under its then prevailing rules, except as modified by this Article XXXIX. The Arbitration Tribunal shall be formed of three (3) Arbitrators each of which shall have at least five (5) years' experience in hotel operation, management or ownership, one (1) to be appointed by each of Lessor and Lessee and the third (3rd) to be appointed by the American Arbitration Association. The arbitration shall take place in the county in which the Leased Property is located and shall be conducted in the English language. The arbitration award shall be final and binding upon the parties hereto and subject to no appeal, and shall deal with the question of costs of arbitration and all matters related thereto. Judgment upon the award rendered may be entered into any court having jurisdiction, or applications may be made to such court for an order of enforcement. Any arbitration under this
Article XXXIX shall be submitted within three (3) months following the notice which triggers the arbitration, and shall be concluded within one (1) year thereafter. In the event either of the foregoing deadlines are missed, either party may proceed to commence a court proceeding to resolve the dispute.

                                   ARTICLE XL

     Section 40.1. Sale and Termination of Lease.

     In the event Lessor enters into a contract to sell its interest in any Leased Property, Lessor may terminate this Master Lease with respect to such Leased Property by giving thirty (30) days prior Notice to Lessee, and then, as of the closing of such sale, this Master Lease shall terminate and be of no further force and effect with respect to such Leased Property except as to any obligations existing as of such date that survive termination of this Master Lease, and all Rent shall be adjusted as of such date. As compensation for the early termination of Lessee's leasehold estate hereunder, Lessor shall, at Lessor's election:


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

          (a) (i) for each Hotel that is a part of the Leased Property as of July 1, 2002, pay to Lessee an amount equal to the termination payment as shown on Exhibit D, or (ii) for each Hotel acquired subsequent to July 1, 2002, pay to Lessee a termination payment equal to the Fair Market Value of Lessee's leasehold estate in such Hotel (in each case, a "Termination Payment"), which Termination Payment shall be paid by Lessor to Lessee within eighteen (18) months after the termination of this Master Lease with respect to any Hotel pursuant to this Article; or

          (b) within eighteen (18) months after termination of this Master Lease with respect to any Hotel pursuant to this Article, offer to lease to Lessee, or cause Lessee to be offered the opportunity to lease, one or more substitute hotel facilities comparable to the applicable Hotel (i.e., comparable market and substantially similar class, quality and condition of property) pursuant to one or more leases ("Substitute Leases") that would create for Lessee leasehold estates that have an aggregate fair market value of no less than the Termination Payment that otherwise would be payable with respect to the Fair Market Value of Lessee's leasehold estate in the sold Hotel.

     In the event Lessor subsequently elects and complies with the option described in (b) above, the Substitute Leases shall not take into account the amount of the Termination Payment accrued to the date the Substitute Leases are entered into and Lessor shall have no further responsibility or obligation with respect to the Termination Payment. If Lessor elects and complies with the option described in (b) above, regardless of whether Lessee enters into any of the Substitute Leases, Lessor shall have no further obligations to Lessee with respect to compensation for the early termination of this Master Lease with respect to the sold Hotel.

                                   ARTICLE XLI

     Section 41.1. Information for SEC Filings.

     To the extent generally accepted accounting principles or the rules and regulations of the Securities and Exchange Commission ("SEC") require financial or other information regarding Lessee to be included in any filings of Winston Hotels, Inc. and/or Regent Partners, Inc. with the SEC, Lessee hereby agrees to provide to Lessor and Winston Hotels, Inc. and/or Regent Partners, Inc. such information promptly upon request and to use its best efforts to respond to any comments of the SEC or any other governmental or regulatory body with respect thereto. The information provided by Lessee for inclusion in any SEC filing of Winston Hotels, Inc. and/or Regent Partners, Inc. shall not contain any false or misleading statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Lessor shall pay for all third party accounting costs incurred by Lessee in complying with the requirements of this Article.


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

                                  ARTICLE XLII

     Section 42.1. Performance Standard.

          (a) In the event a Hotel fails to maintain a RevPAR Index of 85% ("the Required Yield") for two (2) consecutive Fiscal Years, Lessor shall have the right to terminate this Master Lease with respect to the applicable Leased Property upon thirty (30) days prior notice to Lessee that Lessor is exercising its right to so terminate this Master Lease ("the Yield Failure Notice"). Upon the termination date set forth in such Yield Failure Notice, this Master Lease shall automatically terminate and neither party shall have any further obligations or liabilities to the other under this Master Lease with respect to the applicable Leased Property, except as expressly stated in this Master Lease to survive a termination of this Master Lease. In the event of a termination of this Master Lease by Lessor pursuant to Lessor's right to so terminate this Master Lease due to a failure of a Hotel to so maintain the Required Yield, Lessor shall accept and assume from the date of such termination forward only, such of Lessee's operating agreements for the Hotel as are customary and required for the operation and maintenance of facilities comparable to the Hotel and contain terms and provisions which are customary and reasonable. As used herein, the RevPAR Yield Index shall mean the percentage amount obtained by dividing the RevPAR of the Hotel by the RevPAR of the Hotel's Competitive Set, with the term "RevPAR" having the meaning ascribed to it in Smith Travel Research Reports ("STR Reports"), calculated in accordance with the STR Reports which contain a full Fiscal Year calculation thereof for the Hotel (or if STR Reports are no longer published or do not contain sufficient information to make such calculation, the RevPAR Yield Index shall instead be calculated using the methodology then presently used by STR Reports from information contained in any other publication reasonably selected by Lessor and recognized by the hotel industry as being an authoritative source of such information or, if no such publication exists, from an analysis conducted at the joint expense of Lessor and Lessee by a nationally recognized accounting firm with a hospitality division chosen by Lessor and Lessee).

          (b) Lessor shall have the right to terminate this Master Lease with respect any Leased Property upon thirty (30) days written notice thereof if during any Fiscal Year Lessee actually expends or incurs in accordance with generally accepted accounting principles less than ninety five percent (95%) of the dollar amounts contained in the Operating Budget for sales and marketing expenses (excluding any franchisor advertising and marketing assessment) and property maintenance for such Leased Property.

          (c) The failure to meet the performance standard pursuant to Section 42.1(a) shall give Lessor the right to terminate this Master Lease with respect to the applicable Leased Property; provided, however, the failure to meet such performance standard shall not constitute an Event of Default under this Master Lease or cause a default or event of default under any other lease with which this Master Lease is cross-defaulted. The failure to meet the performance standard pursuant to Section 42.1(b) shall give Lessor the right to terminate this Master Lease with respect to the applicable Leased Property and shall constitute an Event of Default under this Master Lease; provided, however, the failure to meet such performance standard shall not cause a default or event of default under any other lease with which this Master Lease is cross-defaulted. Lessor shall not incur any obligation for compensation to Lessee pursuant to Article XL as a result of the termination of this Master Lease under this Section 42.1.


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

     IN WITNESS WHEREOF, the parties have executed this Master Lease under seal by their duly authorized officers as of the date first above written.

                                        LESSOR

                                        Winston SPE II LLC,

                                        By: Winston Manager II LLC,
                                            Managing Member


                                        By:
                                            ------------------------------------
                                        Printed Name:
                                        Title:


                                        LESSEE

                                        BARCLAY HOSPITALITY SERVICES, INC.,


                                        By:
                                            ------------------------------------
                                        Printed Name:
                                        Title:


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

State of ______________

County of _____________

     I, a Notary Public of the County and State aforesaid, certify that _________________ personally came before me this day and acknowledged that he is
______________ of Winston Manager II LLC, a Delaware limited liability company, managing member of Winston SPE II LLC, a Delaware limited liability company, and acknowledged the execution of the foregoing instrument. Witness my hand and seal, this the ___ day of ______________________, 2005.

My commission expires:
                       --------------   ----------------------------------------
                                                     Notary Public

(SEAL)

State of _____________ )
                       ) SS.
County of ____________ )

     I, a Notary Public of the County and State aforesaid, certify that _____________________ personally came before me this day and acknowledged that he is __________ of Barclay Holding, Inc., a Delaware corporation, and acknowledged the execution of the foregoing instrument. IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this _____ day of ______________, 2005.


                                        ----------------------------------------
                                        Notary Public

(SEAL)

                                        My commission expires:
                                                               -----------------


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

                                    EXHIBIT C

                         QUARTERLY REVENUES COMPUTATION

For the purposes of the Percentage Rent formula:

The Quarterly Revenues Computation is defined to mean the amount obtained by adding, for the applicable calendar quarter, amounts equal to:

     1. The First Percentage Rent Percentage multiplied by year to date Room Revenues up to the year to date first Quarterly Percentage Rent Threshold; and

     2. The Second Percentage Rent Percentage multiplied by the year to date Room Revenues exceeding the year to date First Quarterly Percentage Rent Threshold.

The First Percentage Rent Percentage amounts, the Second Percentage Rent Percentage amounts and the Second Quarterly Percentage Rent Threshold amounts for the most recent Fiscal Year for all current leases are listed on Exhibit A.